Exhibit 10.8
AMENDMENT NUMBER 3
CONTRACTOR RISK AGREEMENT
BETWEEN
THE STATE OF TENNESSEE,
d.b.a. TENNCARE
AND
AMERIGROUP TENNESSEE, INC.
CONTRACT NUMBER: FA- 07-16936-00
For and in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to clarify and/or amend the Contractor Risk Agreement (CRA) by and between the State of Tennessee TennCare Bureau, hereinafter referred to as TENNCARE, and AMERIGROUP TENNESSEE, INC., hereinafter referred to as the CONTRACTOR as specified below.
Titles and numbering of paragraphs used herein are for the purpose of facilitating use of reference only and shall not be construed to infer a contractual construction of language.
1.	The “Medicaid Eligible, Age 21 and older:” designation in the “Benefit Limit” chart of Sections 2.6.1.2 and 2.6.1.4 shall be deleted and replaced with “Medicaid/Standard Eligible, Age 21 and older:”.

2.	The Non-Emergency Transportation Benefit description in Section 2.6.1.2 shall be deleted in its entirety and substituted with the following:

Non-Emergency Medical Transportation (including Non-Emergency Ambulance Transportation)	Covered non-emergency medical transportation (NEMT) services are necessary non-emergency transportation services provided to convey members to and from TennCare covered services (see definition in Exhibit A to Attachment XI). Non emergency transportation services shall be provided in accordance with federal law and the Bureau of TennCare’s rules and policies and procedures. TennCare covered services (see definition in Exhibit A to Attachment XI) include services provided to a member by a non-contract or non-TennCare provider if (a) the service is covered by Tennessee’s Medicaid State Plan or Section 1115 demonstration waiver, (b) the provider could be a TennCare provider for that service, and (c) the service is covered by a third party resource (see definition in Section 1 of the Agreement).

If a member requires assistance, an escort (as defined in TennCare rules and regulations) may accompany the member; however, only one (1) escort is allowed per member (see TennCare rules and regulations). Except for fixed route and commercial carrier transport, the CONTRACTOR shall not make separate or additional

Amendment Number 3 (cont.)

payment to a NEMT provider for an escort.

Covered NEMT services include having an accompanying adult ride with a member if the member is under age eighteen (18). Except for fixed route and commercial carrier transport, the CONTRACTOR shall not make separate or additional payment to a NEMT provider for an adult accompanying a member under age eighteen (18).

The CONTRACTOR is not responsible for providing NEMT to any service that is being provided to the member through a HCBS waiver.

Mileage reimbursement, car rental fees, or other reimbursement for use of a private automobile (as defined in Exhibit A to Attachment XI) is not a covered NEMT service.

If the member is a child, transportation shall be provided in accordance with TENNderCare requirements (see Section 2.7.5.4.6).

Failure to comply with the provisions of this Section may result in liquidated damages.
3.	Section 2.6.5 shall be amended by deleting “and CMS” at the end of the paragraph.

4.	Sections 2.7.5.4.6.1 through 2.7.5.4.6.5 shall be deleted in their entirety and substituted with the following:
2.7.5.4.6.1	The CONTRACTOR shall provide transportation assistance for a child and for the child’s escort or accompanying adult, including related travel expenses, cost of meals, and lodging en route to and from TennCare covered services. The requirement to provide the cost of meals shall not be interpreted to mean that a member (or the child’s escort or accompanying adult) can request meals while in transport to and from care. Reimbursement for meals and lodging shall only be provided when transportation for a TennCare covered service cannot be completed in one (1) day and would require an overnight stay.

2.7.5.4.6.2	The CONTRACTOR shall offer transportation and scheduling assistance to all members under age twenty-one (21) who do not have access to transportation in order to access covered services. This may be accomplished through various means of communication to members, including but not limited to, member handbooks, TENNderCare outreach notifications, etc.

Amendment Number 3 (cont.)
5.	Section 2.8.8 shall be deleted and replaced in its entirety.
2.8.8	Obesity Disease Management

In addition to the aforementioned DM program requirements, the CONTRACTOR shall have a DM program for obesity that is provided as a cost effective alternative service (see Section 2.6.5). The CONTRACTOR may fulfill this requirement by entering into a provider agreement with Weight Watchers and then referring/authorizing eligible obese and overweight members to participate in a Weight Watchers program. If the CONTRACTOR identifies another weight management program as the cost effective alternative service, the CONTRACTOR shall include a narrative of the program (including target population and description of services) as part of its quarterly disease management report (see Section 2.30.5.1) applicable to the quarter in which the program was implemented.
6.	Section 2.9.8.1.3 shall be deleted in its entirety and substituted with the following:
2.9.8.1.3	The CONTRACTOR may require prior authorization for services related to dental services including the facility, anesthesia, and/or medical services related to the dental service. However, the CONTRACTOR may waive authorization of said services based upon authorization of the dental services by the dental benefits manager. The CONTRACTOR shall approve and arrange transportation to and from dental services in accordance with this Agreement, including but not limited to Attachment XI.
7.	Section 2.11.3.4 shall be deleted in its entirety.

8.	Section 2.11.7.5 shall be deleted and replaced in its entirety.
2.11.7.5	Weight Watchers or Other Weight Management Program
The CONTRACTOR is not required to credential the Weight Watchers or the weight management program(s) referenced in Section 2.8.8 of this Agreement.
9.	Section 2.12.7 shall be amended by adding a new Section 2.12.7.32 and renumbering existing subparts accordingly, including any references thereto.
2.12.7.32	As a condition of reimbursement for global procedures codes for obstetric care, the provider shall submit utilization or encounter data as specified by the CONTRACTOR in a timely manner to support the individual services provided;
10.	Section 2.13 shall be amended by adding a new Section 2.13.2 and renumbering existing subparts accordingly, including any references thereto.
2.13.2	All Covered Services

2.13.2.1	Except as provided in Sections 2.13.2.2 and 2.13.2.3 below, the CONTRACTOR shall not reimburse providers based on a percentage of billed charges.

Amendment Number 3 (cont.)
2.13.2.2	The CONTRACTOR may, at its discretion, pay a percentage of billed charges for covered services for which there is no Medicare reimbursement methodology.

2.13.2.3	As part of a stop-loss arrangement with a provider, the CONTRACTOR may, at its discretion, pay the provider a percentage of billed charges for claims that exceed the applicable stop-loss threshold.
11.	Section 2.13.11 shall be deleted and replaced as follows:
2.11.1	Covered Services Ordered by Medicare Providers for Dual Eligibles
2.13.11.1	Generally, when a TennCare enrollee is dually eligible for Medicare and TennCare and requires services that are covered under this Agreement but are not covered by Medicare, and the services are ordered by a Medicare provider who is a non-contract provider, the CONTRACTOR must pay for the ordered, medically necessary service if it is provided by a contract provider. However, if all of the following criteria are met, the CONTRACTOR may require that the ordering physician be a contracted provider:

2.13.11.1.1	The ordered services requires prior authorization; and

2.13.11.1.2	Dually eligible enrollees have been clearly informed of the contracted provider requirement and instructed in how to obtain assistance identifying and making an appointment with a contract provider; and

2.13.11.1.3	The CONTRACTOR assists the enrollee in obtaining a timely appointment with a contract provider upon request of the enrollee or upon receipt of an order from a non-contract provider.

2.13.11.2	Reimbursement shall be at the same rate that would have been paid had the service been ordered by a contract provider.

2.13.11.3	The CONTRACTOR shall not pay for non-covered services, services that are not medically necessary, or services ordered and obtained from non-contract providers.
12.	Section 2.15.3.1 shall be deleted and replaced in its entirety.
2.15.3.1	The CONTRACTOR shall perform three (3) clinical and two (2) non-clinical PIPs.. The three (3) clinical PIPs shall include one (1) in the area of diabetes management, one (1) in the area of maternity management and one (1) in the area of behavioral health. The behavioral health PIP shall be relevant to one of the behavioral health disease management programs for bipolar disorder, major depression, or schizophrenia.
13.	Section 2.15.4.1 shall be deleted and replaced in its entirety.
2.15.4.1	The CONTRACTOR’s QM/QI program shall identify benchmarks and set achievable performance goals for the three (3) clinical PIPs and two (2) non-clinical PIPs

Amendment Number 3 (cont.)
required in Section 2.15.3. The three (3) clinical performance indicators that must show meaningful improvement are diabetes management, maternity management and behavioral health. The CONTRACTOR shall identify a relevant HEDIS measure where there is an opportunity to show improvement. The source of the benchmark should be identified, e.g., NCQA’s Quality Compass. The CONTRACTOR must demonstrate improvement against the baseline measure as indicated:

Baseline Rate	Minimum Effect Size
0-59	At least a 6 percentage point increase
60-74	At least a 5 percentage point increase
75-84	At least a 4 percentage point increase
85-92	At least a 3 percentage point increase
93-96	At least a 2 percentage point increase
97-99	At least a 1 percentage point increase
14.	Section 2.17.1.1 shall be deleted and replaced in its entirety.
2.17.1.1	The CONTRACTOR shall submit to TENNCARE for review and prior approval all materials that will be distributed to members (referred to as member materials) as well as proposed health education and outreach activities. This includes but is not limited to member handbooks, provider directories, member newsletters, identification cards, fact sheets, notices, brochures, form letters, mass mailings, member education and outreach activities as described in this Section, Section 2.17 and Section 2.7.3, system generated letters and any other additional, but not required, materials and information provided to members designed to promote health and/or educate members.
15.	Section 2.30.4.4 and 5 shall be deleted and replaced in its entirety.
2.30.4.4	The CONTRACTOR shall submit a quarterly Behavioral Health Crisis Response Report that provides information on behavioral health crisis services (see Section 2.7.2.8) including the data elements listed in Attachment IX, Exhibit C. Specified data elements shall be reported separately for members ages eighteen (18) years and over and those under eighteen (18) years and all shall be reported for each individual crisis service provider. This report shall be provided in a standardized format as specified by the State.

2.30.4.5	The CONTRACTOR shall submit a weekly Member CRG/TPG Assessment Report that contains information regarding the CRG assessments and TPG assessments (see Section 2.7.2.9) of members who have presented for mental health or substance abuse services or who have received CRG assessments and TPG assessments prior to obtaining such services. For purposes of this weekly Member CRG/TPG Assessment Report, the weekly report shall be due no later than 12:00 Noon, each Tuesday. The CONTRACTOR shall provide this report in the format prescribed by the State. The minimum data elements required are identified in Attachment IX, Exhibit D of this Agreement.

Amendment Number 3 (cont.)
16.	Section 2.30.4 shall be amended by adding a new 2.30.4.8 and renumbering the remaining sections.
2.30.4.8	The CONTRACTOR shall submit a quarterly Adverse Occurrences Report that summarizes all adverse occurrences and their resolutions as reported to the CONTRACTOR by its providers. This report shall be submitted in the format prescribed by TENNCARE.
17.	Section 2.30.6 shall be deleted and replaced in its entirety.
2.30.6	Service Coordination Reports

2.30.6.1	MCO Case Management Reports

2.30.6.1.1	By August 15, 2007, the CONTRACTOR shall submit an annual Case Management Services Report to TENNCARE describing the CONTRACTOR’s case management services. The report shall include a description of the criteria and process the CONTRACTOR uses to identify members for case management, the process the CONTRACTOR uses to inform members and providers of the availability of case management, a description of the case management services provided by the CONTRACTOR and the methods used by the CONTRACTOR to evaluate its case management program. Annually thereafter, the CONTRACTOR shall submit a report outlining any changes to the case management program, along with justification for such changes. These reports should only contain case management activity.

2.30.6.1.2	The CONTRACTOR shall submit a quarterly MCO Case Management Update Report that includes a brief narrative description of the MCO case management program (see Section 2.9.4); the total number of members enrolled in the MCO case management program; number of members enrolled and disenrolled in the program during the quarter; member selection criteria; the number of members who declined case management services; a description of services provided during the quarter and an evaluation of the impact of the MCO case management program during the quarter. The CONTRACTOR shall submit these reports in a format prescribed by TENNCARE. Enrollees who are enrolled in Disease Management need not be included in this report unless they are also receiving case management.

2.30.6.2	As necessary, the CONTRACTOR shall submit a listing of members identified as potential pharmacy lock-in candidates (see Section 2.9.7).

2.30.6.3	The CONTRACTOR shall submit a quarterly Pharmacy Services Report that includes a list of the providers and information on the interventions the CONTRACTOR has taken with the providers who appear to be operating outside industry or peer norms as defined by TENNCARE, have been identified as non-compliant as it relates to adherence to the PDL and/or generic prescribing patterns and/or are failing to follow required prior authorization processes and procedures the steps the CONTRACTOR has taken to personally contact each one as well as the outcome of these personal contacts.

2.30.6.4	The CONTRACTOR shall submit a Pharmacy Services Report, On Request when TENNCARE requires assistance in identifying and working with providers for any

Amendment Number 3 (cont.)
reason. These reports shall provide information on the activities the CONTRACTOR undertook to comply with TENNCARE’s request for assistance, outcomes (if applicable) and shall be submitted in the format and within the time frame prescribed by TENNCARE.
18.	Section 3.4.7 shall be deleted in its entirety and subsequent sections shall be renumbered sequentially.

19.	Section 3 shall be amended by adding a new Section 3.10 and renumbering the existing sections accordingly.
3.10	PAY-FOR-PERFORMANCE QUALITY INCENTIVE PAYMENTS

3.10.1	General
3.10.1.1	TENNCARE will make incentive payments to the CONTRACTOR in accordance with this Section 3.10.

3.10.1.2	Pursuant to 42 CFR 438.6, the total of all payments made to the CONTRACTOR for a year shall not exceed one hundred and five percent (105%) of capitation payments made to the CONTRACTOR..

3.10.1.3	In the first year that the incentives specified in Sections 3.10.2 and 3.10.3 below are available, the TennCare regional average HEDIS score (as calculated by TENNCARE using audited MCO HEDIS results) for each of the measures specified in Sections 3.10.2 and 3.10.3 for the last full calendar year prior to the year that the CONTRACTOR began operating under this Agreement will serve as the baseline. If complete TennCare HEDIS data for these measures is not available for the region for the year prior to the year that the CONTRACTOR began operating under this Agreement, then the last year for which complete data is available will serve as the baseline.

3.10.1.4	If NCQA makes changes in any of the measures specified in Section 3.10.2 or 3.10.3 below, such that valid comparison to prior years will not be possible, TENNCARE, at its sole discretion, may elect to either eliminate the measure from pay-for-performance incentive eligibility or replace it with another measure.

3.10.2	Physical Health HEDIS Measures

3.10.2.1	On July 1 of the year that the first HEDIS reports are due (see Section 2.15.6), the CONTRACTOR will be eligible for a $.03 PMPM payment, applied to member months from the preceding calendar year, for each of the audited HEDIS measures specified in Section 3.10.2.2 below (calculated from the preceding calendar year’s data) for which significant improvement has been demonstrated. Significant improvement is defined using NCQA’s minimum effect size change methodology (see Section 3.10.5 below).

3.10.2.2	Incentive payments will be available for the following audited HEDIS measures:

3.10.2.2.1	HbA1C Testing — Diabetes measure;

Amendment Number 3 (cont.)
3.10.2.2.2	HbA1C Control — Diabetes measure;

3.10.2.2.3	LDL-C Screening Performed — Diabetes measure;

3.10.2.2.4	Adolescent Well-Care Visits;

3.10.2.2.5	Breast Cancer Screening; and

3.10.2.2.6	Controlling High Blood Pressure.

3.10.2.3	For HbA1C control, the reverse of the HEDIS measure (i.e. 100 minus the percentage of individuals with poorly controlled HbA1C) will serve as the measure for purposes of this section.
3.10.3	Behavioral Health HEDIS Measures
On July 1 of the year that the first HEDIS reports are due (see Section 2.15.6) the CONTRACTOR will be eligible for a $.03 PMPM payment, applied to member months from the preceding calendar year, for each of the following audited HEDIS measures (calculated from the preceding calendar year’s data) for which the CONTRACTOR scores at or above the 75th national Medicaid percentile, as calculated by NCQA:
3.10.3.1	Antidepressant Medication Management; and

3.10.3.2	Follow-up Care for Children Prescribed ADHD Medication.

3.10.4	Community Tenure/Hospital Readmission for Mental Illness
On July 1, of the year following the first full calendar year of operation, the CONTRACTOR will be eligible for a .$.03 PMPM payment, applied to member months from the preceding calendar year, if significant improvement has been demonstrated in the rate at which members hospitalized for mental illness remain in the community (i.e. are not readmitted to an inpatient hospital setting for treatment of mental illness) within thirty (30) days of discharge. Significant improvement is defined using NCQA’s minimum effect size change methodology (see Section 3.10.5 below). The baseline rate will be the percentage of enrollees in the region that were discharged following hospitalization for mental illness during the last full calendar year prior to the year the CONTRACTOR began operating under this Agreement, and that were not readmitted within thirty (30) days following discharge, as calculated by TennCare. The baseline rate will be compared to the percentage of the CONTRACTOR’s members that were discharged following hospitalization for mental illness during the first full calendar year of operation under this Agreement, and that were not readmitted within thirty (30 days) following discharge. The latter calculation will use methodology identical to that used in the baseline calculation performed by TENNCARE.
3.10.5	NCQA Minimum Effect Size Change Methodology
The NCQA minimum effect size change methodology is as follows:

Amendment Number 3 (cont.)

Baseline Rate	Minimum Effect Size
0-59	At least a 6 percentage point change
60-74	At least a 5 percentage point change
75-84	At least a 4 percentage point change
85-92	At least a 3 percentage point change
93-96	At least a 2 percentage point change
97-99	At least a 1 percentage point change
20.	Section 3.12.1.1 shall be amended by deleting and replacing the maximum liability with “One Billion, Five Hundred Seventy Three Million, Eight Hundred Thirty Eight Thousand, Thirty Six Dollars ($1,573,838,036.00)”.

21.	Section 4.1 shall be amended by deleting and replacing the CONTRACTOR’s contact information as follows:
C. Brian Shipp
President and Chief Executive Officer
AMERIGROUP Community Care
22 Century Blvd., Suite 310
Nashville, TN 37214
22.	Section 4.20.2.2.5 shall be deleted in its entirety and substituted with the following:
4.20.2.2.5	TENNCARE may also assess liquidated damages for failure to meet performance standards as provided in Section 2.24.3, Attachment VII, and Attachment XI of this Agreement.
23.	Item A.2 in Section 4.20.2.2.7 shall be deleted in its entirety and substituted with the following:

A.2	Failure to comply with licensure requirements in Section 2.29.2 and Attachment XI of this Agreement	$5,000 per calendar day that staff/provider/driver/agent/subcontractor is not licensed as required by applicable state or local law plus the amount paid to the staff/provider/driver/agent/subcontractor during that period
24.	Item B.23 in Section 4.20.2.2.7 shall be deleted in its entirety and substituted with the following:

B.23	Failure to maintain provider agreements in accordance with Section 2.12 and Attachment XI of this Agreement	$5000 per provider agreement found to be non-compliant with the requirements outlined in this Agreement
25.	Section 4.20.2.2.7 shall be amended by adding a new C.6 which shall read as follows:

C.6	Failure to submit a Provider Enrollment File that meets TENNCARE’s specifications (see Section 2.30.7.1)	$250 per day after the due date that the Provider Enrollment File fails to meet TENNCARE’s specifications

Amendment Number 3 (cont.)
26.	Attachment V shall be deleted and replaced and as follows:
ATTACHMENT V
ACCESS & AVAILABILITY FOR BEHAVIORAL HEALTH SERVICES

		Geographic Access Requirement	Maximum Time for
Service Type	Service Code(s)	for the Service	Admission/Appointment
Psychiatric Inpatient Hospital Services	Adult — 11, 79, 85 Child — A1 or H9	In accordance with Attachment III for Hospitals	4 hours (emergency involuntary)/24 hours (involuntary)/24 hours (voluntary)

24 Hour Psychiatric Residential Treatment	Adult — 13, 81, 82	Within 100 miles of an individual’s residence except in rural areas where community standards and documentation will apply	Within 30 calendar days
	Child — A9, H1, or H2	Within 100 miles of an individual’s residence	Within 30 calendar days

Outpatient Mental Health Services:
MD Services (Psychiatry)	Adult — 19 Child — B5	In accordance with Attachment IV for Psychiatry	Within 14 calendar days; if urgent, within 3 business days
Outpatient Non-MD Services	Adult — 20 Child — B6	Within 30 miles of an individual’s residence	Within 14 calendar days; if urgent, within 3 business days
Intensive Outpatient*	Adult — 23, 62 Child — B7, C3	Within 60 miles of an individual’s residence except in rural areas where community standards and documentation will apply	Within 14 calendar days; if urgent, within 3 business days

Inpatient, Residential & Outpatient Substance Abuse Services:
Inpatient Facility Services	Adult — 15, 17 Child — A3, A5	Within 60 miles of an individual’s residence except in rural areas where community standards and documentation will apply	Within 2 calendar days; for detoxification — within 4 hours in an emergency and 24 hours for non-emergency
24 Hour Residential Treatment Services**	Adult — 56 Child — F6	Within 100 miles of an individual’s residence except in rural areas where community standards and documentation will apply	Within 14 calendar days
Outpatient Treatment Services	Adult — 27 or 28 Child — D3 or D4	Within 30 miles of an individual’s residence except in rural areas where community standards and documentation will apply	Within 14 calendar days; for detoxification — within 24 hours

Mental Health Case Management	Adult — 31, 66, or 83 Child — C7, D7, G2, G6, or K1	Not subject to access standards	Within 7 calendar days

Psychiatric Rehabilitation Services:
Psychosocial Rehabilitation***	42 or 44	Within 60 miles of an individual’s residence	Within 14 calendar days
Supported Housing	32 and 33	Not Applicable****	Within 30 calendar days

Behavioral Health Crisis Services
Crisis Services (Mobile)	Adult — 37, 38, 39 Child — D8, D9, E1	Not subject to access standards	Face-to-face contact within 1 hour for emergency situations and 4 hours for urgent situations
Crisis Stabilization	Adult — 41	Not subject to access standards	Within 4 hours of referral

Amendment Number 3 (cont.)

*	Intensive Outpatient services may equal Adult Day Treatment, Intensive Day Treatment Program for Children & Adolescents or Partial Hospitalization.

**	24 Hour Residential Treatment Substance Abuse Services may be provided by facilities licensed by the Tennessee Department of Health as Halfway House Treatment Facilities (DOH Rule Chapter 1200-8-17), Residential Detoxification Treatment Facilities (DOH Rule Chapter 1200-8-22) or Residential Rehabilitation Treatment Facilities (DOH Rule Chapter 1200-8-23). (Effective 1/1/2008, the Tennessee Department of Mental Health and Developmental Disabilities will license these facilities.)

***	Psychosocial Rehabilitation is a consumer-centered program of services for adult recipients to enhance and support the process of recovery and may include Supported Employment, Illness Management & Recovery and Peer Support services. ((TDMHDD Rule Chapter 1940-5-29)

****	Placement of an individual more than 60 miles from his/her residence must be prior approved by the member or his/her legally appointed representative.
All providers for the following service types shall be reported on the Provider Enrollment File:

Service Code(s) for use in
position 330-331 of the
Service Type	Provider Enrollment File
Psychiatric Inpatient Hospital Services	Adult — 11, 79, 85
Child — A1 or H9

24 Hour Psychiatric Residential Treatment	Adult — 13, 81, 82
Child — A9, H1, or H2

Outpatient Mental Health Services:
MD Services (Psychiatry)	Adult — 19
Child — B5
Outpatient Non-MD Services	Adult — 20
Child — B6
Intensive Outpatient/ Partial Hospitalization	Adult — 23, 62
Child — B7, C3

Inpatient, Residential & Outpatient Substance Abuse Services:
Inpatient Facility Services	Adult — 15, 17
Child — A3, A5
24 Hour Residential Treatment Services	Adult — 56
Child — F6
Outpatient Treatment Services	Adult — 27 or 28
Child — D3 or D4

Mental Health Case Management	Adult — 31, 66, or 83
Child — C7, D7, G2, G6, or K1

Psychiatric Rehabilitation Services:
Psychosocial Rehabilitation	42
Supported Employment	44
Peer Support	88
Illness Management & Recovery	91
Supported Housing	32 and 33

Behavioral Health Crisis Services
Crisis Services (Mobile)	Adult — 37, 38, 39
Child — D8, D9, E1
Crisis Respite	Adult — 40
Child — E2
Crisis Stabilization	Adult — 41

Amendment Number 3 (cont.)
27.	Attachment VII shall be amended by adding a new item 7, deleting and replacing the re-numbered Item 9, adding a new Item 10 and renumbering all of the Performance Measures as appropriate, including all references thereto.

	PERFORMANCE	DATA			MEASUREMENT	LIQUIDATED
	MEASURE	SOURCE(S)	BENCHMARK	DEFINITION	FREQUENCY	DAMAGE
7	Provider Network Documentation	Provider Enrollment File and provider agreement signature pages	100% of contract providers on the Provider Enrollment File have a signed provider agreement with the CONTRACTOR	Providers listed on Provider Enrollment file with an “In Plan” indicator must have a signed agreement	Upon TENNCARE request	$1,000 for each provider for which the CONTRACTOR cannot provide a signature page from the provider agreement between the provider and the CONTRACTOR

Amendment Number 3 (cont.)

PERFORMANCE	DATA			MEASUREMENT	LIQUIDATED
MEASURE	SOURCE(S)	BENCHMARK	DEFINITION	FREQUENCY	DAMAGE
8	Specialist Provider Network	Provider Enrollment File	1. Physician Specialists:
Executed specialty physician contracts in all areas required by this Agreement for the following specialists: allergy; cardiology; dermatology; endocrinology; gastroenterology; general surgery; nephrology; neurology; neurosurgery; otolaryngology; ophthalmology; orthopedics; oncology/hematology; psychiatry (adults); psychiatry (child/adolescent); and urology

2. Essential Hospital Services:
Executed contract with at least one (1) tertiary care center for each essential hospital service

3. Center of Excellence for People with AIDS:
Executed contract with at least two (2) Center of Excellence for AIDS within the CONTRACTOR’s approved Grand Region(s)

2. Center of Excellence for Behavioral Health:
Executed contract with all COEs for Behavioral Health within the CONTRACTOR’s approved Grand Region(s)	Executed contract is a signed provider agreement with a provider to participate in the CONTRACTOR’s network as a contract provider	Monthly	$25,000 if ANY of the listed standards are not met, either individually or in combination on a monthly basis

The liquidated damage may be waived for Physician Specialists if the CONTRACTOR provides sufficient documentation to demonstrate that the deficiency is attributable to a lack of physicians practicing in the area. The liquidated damage may be lowered to $5,000 in the event the CONTRACTOR provides a corrective action plan that is accepted by TENNCARE

Amendment Number 3 (cont.)

	PERFORMANCE	DATA			MEASUREMENT	LIQUIDATED
	MEASURE	SOURCE(S)	BENCHMARK	DEFINITION	FREQUENCY	DAMAGE
9	Provider Participation Accuracy	Provider Enrollment File	At least 90% of listed providers confirm participation in the CONTRACTOR’s network	A statistically valid sample of participating providers on the most recent monthly provider enrollment file confirm that they are participating in the CONTRACTOR’s network	Quarterly	$25,000 per quarter if less than 90% of listed providers confirm participation. The liquidated damage may be lowered to $5,000 in the event that the CONTRACTOR provides a corrective action plan that is accepted by TENNCARE, or waived if the CONTRACTOR submits sufficient documentation to demonstrate 90% of providers in the sample are participating

10	Provider Information Accuracy	Provider Enrollment File	Data for no more than 10% of listed providers is incorrect for each data element	Data for no more than 10% of a statistically valid sample of participating providers on the most recent monthly provider enrollment is incorrect for each element as determined by TENNCARE	Quarterly	$5,000 per quarter if data for more than 10% but fewer than 31% of providers is incorrect for each data element

$25,000 per quarter if data for more than 30% of providers is incorrect for each data element

The $25,000 liquidated damage may be lowered to $5,000 in the event that the CONTRACTOR provides a corrective action plan that is accepted by TENNCARE, or may be waived by TENNCARE if the CONTRACTOR submits sufficient documentation

Amendment Number 3 (cont.)

	PERFORMANCE	DATA			MEASUREMENT	LIQUIDATED
	MEASURE	SOURCE(S)	BENCHMARK	DEFINITION	FREQUENCY	DAMAGE
11	Distance from provider to member	Provider Enrollment File	In accordance with this Agreement, including Attachments III through V	Time and travel distance as measured by GeoAccess	Monthly	$25,000 if ANY of the listed standards are not met, either individually or in combination on a monthly basis. The liquidated damage may be lowered to $5,000 in the event that the CONTRACTOR provides a corrective action plan that is accepted by TENNCARE
28.	Attachment VIII shall be amended by adding “Policies and procedures for delivering NEMT services, including an operating procedures manual, as provided in Section A.1 of Attachment XI” after item 175.

29.	Attachment IX, Exhibit C shall be deleted and replaced in its entirety.
ATTACHMENT IX, EXHIBIT C
BEHAVIORAL HEALTH CRISIS RESPONSE REPORT
The Behavioral Health Crisis Response Report required in Section 2.30.4.4 shall include, at a minimum, the following data elements:
1.	Total Telephone Contacts

2.	Type of Call: Psychiatric Emergency

3.	Type of Call: Urgent

4.	Type of Call: Routine

5.	Total Face-to-Face Contacts

6.	Face-to-Face Type: Psychiatric Emergency

7.	Face-to-Face Type: Urgent

8.	Face-to-Face Type: Routine

9.	Total Face-to-Face Contacts by Payor

10.	Face-to-Face Payor Source: TennCare

11.	Face-to-Face Payor Source: Medicare

12.	Face-to-Face Payor Source: Commercial

13.	Face-to-Face Payor Source: None

14.	Total Face-to-Face Contacts by Location

15.	Face-to-Face Location: Onsite at CMHA

16.	Face-to-Face Location: ER

17.	Face-to-Face Location: Other Offsite

18.	Total Face-to-Face Contacts by Disposition

19.	Disposition: Total Admitted to RMHI (acute)

20.	# Admitted to RMHI Not Mandatory Pre-Screened

21.	Disposition: Total Admitted to Other Inpt (acute) Includes Dual Dx

22.	# Admitted To Other Inpt Not Mandatory Pre-Screened

Amendment Number 3 (cont.)
23.	GRAND TOTAL PSYCHIATRIC ADMISSIONS

24.	Disposition: Admitted to IP SA Treatment

25.	Disposition: Referred to Lower Level OP Care

26.	Disposition: Referred to Respite Services

27.	Average time for Admission to Crisis Respite (only when admitted to respite)

28.	Disposition: Referred to Other Services

29.	Disposition: Assessed / No Need for Referral

30.	Disposition: Consumers Refusing Referral

31.	Total Number of Face-to-Face Contacts for C&A <18 yrs of age

32.	Total Number of Face-to-Face Contacts for C&A 18 to <21 yrs of age

33.	Total Number of Face-to-Face Contacts for Adults 21 yrs and older

34.	Total Number of Behavioral Health Providers notified of Crisis (only if consumer has a provider)

35.	Average Time of Arrival in Minutes: Psychiatric Emergency

36.	Average Time of Arrival in Minutes: Urgent

37.	Barriers to Diversion: No Psychiatric Respite Accessible

38.	Barriers to Diversion: No SA/Dual Respite Accessible

39.	Barriers to Diversion: Consumer/Guardian Refused Respite

40.	Barriers to Diversion: 6-404 Signed Prior to Assessment (when consumer could have been diverted if CON not signed)

41.	Barriers to Diversion: Lack of Linkage w/Case Mgr (only if consumer has a CM)

42.	Barriers to Diversion: Other (only for inappropriate admissions and barrier does not fit in any other category)
30.	Attachment XI shall be renamed Attachment XII, and a new Attachment XI shall be inserted to read as follows:

Amendment Number 3 (cont.)
ATTACHMENT XI
NEMT REQUIREMENTS
A.1	GENERAL

A.1.1	The CONTRACTOR, in its delivery of NEMT services, shall comply with all of the requirements in this Attachment XI. The requirements in this Attachment are in addition to, not instead of, requirements found elsewhere in the Agreement.

A.1.2	The CONTRACTOR shall develop written policies and procedures that describe how the CONTRACTOR, in the delivery of NEMT services, shall comply with the requirements of the Agreement, including this Attachment. Pursuant to Section 2.25.4 of the Agreement, TENNCARE will specify the policies and procedures that must be prior approved in writing by TENNCARE. As part of its policies and procedures the CONTRACTOR shall develop an operating procedures manual detailing procedures for meeting, at a minimum, requirements regarding the following:
A.1.2.1	Requesting NEMT services (see Section A.3 of this Attachment);

A.1.2.2	Approving NEMT services (see Section A.4 of this Attachment); and

A.1.2.3	Scheduling, assigning and dispatching trips (see Section A.5 of this Attachment).
A.2	NEMT IMPLEMENTATION WORK PLAN AND READINESS REVIEW

A.2.1	The CONTRACTOR shall prepare and maintain throughout the implementation period (defined as the period from April 1, 2008 through July 31, 2008) an implementation work plan that details all of the tasks required to successfully implement all of the NEMT requirements of the Agreement, including this Attachment XI, by September 1, 2008. The CONTRACTOR shall submit the final implementation work plan to TENNCARE for prior written approval no later than April 1, 2008. By September 1, 2008, the CONTRACTOR shall have fully implemented the implementation work plan, and the CONTRACTOR may be subject to liquidated damages for failure to comply with the provisions herein.

A.2.2	Prior to implementation of the NEMT requirements in this Attachment, as determined by TENNCARE, the CONTRACTOR shall demonstrate to TENNCARE’s satisfaction that, in its delivery of NEMT services, the CONTRACTOR is able to meet all of the NEMT requirements of the Agreement, including but not limited to this Attachment XI.

A.2.3	The CONTRACTOR shall cooperate in a “readiness review” conducted by TENNCARE to review the CONTRACTOR’s readiness to begin providing NEMT services in accordance with the Agreement. This review may include, but is not limited to, desk and on-site review of documents provided by the CONTRACTOR, a walk-through of the CONTRACTOR’s operations, system demonstrations (including systems connectivity testing), and interviews with CONTRACTOR’s staff. The scope of the review may include any and all NEMT requirements of the Agreement as determined by TENNCARE.

A.2.4	Based on the results of the review activities, TENNCARE will issue a letter of findings and, if needed, will request a corrective action plan from the CONTRACTOR.

Amendment Number 3 (cont.)
A.3	REQUESTING NEMT SERVICES

A.3.1	Members or their representatives shall be allowed to make requests for NEMT services on behalf of members. For DCS enrollees (as defined in Exhibit A of this Attachment), representatives include the member’s DCS liaison, foster parent, adoptive parent, or provider.

A.3.2	Requests for NEMT services should be made at least seventy-two (72) hours before the NEMT service is needed. However, this timeframe does not apply to urgent trips (see Section A.5.7 of this Attachment), scheduling changes initiated by the provider, and follow-up appointments when the timeframe does not allow advance scheduling. In addition, the CONTRACTOR shall accommodate requests for NEMT services that are made within the following timeframes: three (3) hours before the NEMT service is needed when the pick-up address is in an urban area and four (4) hours before the NEMT service is needed when the pick-up address is in a non-urban area. The CONTRACTOR shall provide additional education to members who fail to request transportation seventy-two (72) hours before the NEMT service is needed (see Section A.10 of this Attachment).

A.3.3	The CONTRACTOR shall not have a time limit for scheduling transportation for future appointments. For example, if a member calls to schedule transportation to an appointment that is scheduled in two (2) months, the CONTRACTOR shall arrange for that transportation and shall not require the member to call back at a later time.

A.4	APPROVING NEMT SERVICES

A.4.1	General
A.4.1.1	Transportation for a minor child shall not be denied pursuant to any policy that poses a blanket restriction due to member’s age or lack of accompanying adult. Any decision to deny transportation of a minor child due to a member’s age or lack of an accompanying adult shall be made on a case-by-case basis and shall be based on the individual facts surrounding the request and State of Tennessee law. Tennessee recognizes the “mature minor exception” to permission for medical treatment. The age of consent for children with mental illness is sixteen (16) (see TCA 33-8-202).

A.4.1.2	As part of the approval process, the CONTRACTOR shall:

A.4.1.2.1	Collect relevant information from the caller and enter it into the CONTRACTOR’s system (see Section A.5.10 of this Attachment);

A.4.1.2.2	Verify the member’s eligibility for NEMT services;

A.4.1.2.3	Determine the appropriate mode of transportation for the member;

A.4.1.2.4	Determine the appropriate level of service for the member;

A.4.1.2.5	Approve or deny the request; and

A.4.1.2.6	Enter the appropriate information into the CONTRACTOR’s system (see Section A.5.10 of this Attachment).

Amendment Number 3 (cont.)
A.4.2	Verifying Eligibility for NEMT Services
A.4.2.1	The CONTRACTOR shall screen all requests for NEMT services to confirm each of the following items:

A.4.2.1.1	That the person for whom the transportation is being requested is a TennCare enrollee and enrolled in the CONTRACTOR’s MCO;

A.4.2.1.2	That the service for which NEMT service is requested is a TennCare covered service (as defined in Exhibit A of this Attachment); and

A.4.2.1.3	That the transportation is a covered NEMT service (see Section 2.6.1.2 of the Agreement).
A.4.3	Determining the Appropriate Mode of Transportation
A.4.3.1	General

A.4.3.1.1	If the criteria in Section A.4.2 of this Attachment are met, the CONTRACTOR shall determine what mode of transportation is appropriate to meet the needs of the member. The modes of transportation that shall be covered by the CONTRACTOR include, but are not limited to: fixed route, multi-passenger van, wheelchair van, invalid vehicle, and ambulance.

A.4.3.1.2	In order to determine the appropriate mode of transportation, the CONTRACTOR shall:
A.4.3.1.2.1	Determine whether the member is ambulatory and the member’s current level of mobility and functional independence;

A.4.3.1.2.2	Determine whether the member will be accompanied by an escort, and, if so, whether the member requires assistance and whether the escort meets the requirements for an escort (see TennCare rules and regulations);

A.4.3.1.2.3	Determine whether a member is under the age of eighteen (18) and will be accompanied by an adult; and

A.4.3.1.2.4	Assess any special conditions or needs of the member, including physical or mental disabilities.
A.4.3.2	Fixed Route

A.4.3.2.1	The CONTRACTOR shall utilize fixed route transportation whenever available and appropriate to meet the needs of the member.

A.4.3.2.2	The CONTRACTOR shall be familiar with schedules of fixed route transportation in communities where it is available and where it becomes available during the term of the Agreement.

A.4.3.2.3	The CONTRACTOR shall distribute and/or arrange for the distribution of fixed route tickets, tokens or passes to members for whom fixed route transportation is available and appropriate. The CONTRACTOR shall have controls in place to track the distribution of tickets/tokens/passes. The CONTRACTOR shall use best efforts that tickets/tokens/passes are used appropriately.

Amendment Number 3 (cont.)
A.4.3.2.4	The CONTRACTOR shall consider the following when determining whether fixed route transportation is available and appropriate for a member:
A.4.3.2.4.1	The furthest distance a member shall be required to travel to or from a fixed route transportation stop is one-quarter (1/4th) of a mile;

A.4.3.2.4.2	The member shall not be required to change buses/trolleys more than once each leg of the trip;

A.4.3.2.4.3	Using fixed route transportation shall not increase travel time more than sixty (60) minutes as compared to transportation directly from the pick-up location to the drop-off destination;

A.4.3.2.4.4	The fixed route transportation schedule shall allow the member to arrive at the destination no more than sixty (60) minutes prior to the scheduled appointment time and shall be flexible on the return so that the member does not have to wait at the pick-up location more than sixty (60) minutes after the estimated time the appointment will end;

A.4.3.2.4.5	Whether fixed route transportation is appropriate based on the member’s physical or mental disabilities; and

A.4.3.2.4.6	Whether using fixed route for the requested trip is appropriate considering the accessibility of the stops and the safety in accessing the stops.
A.4.3.2.5	Fixed route shall not be appropriate for a member whose physician states in writing that the member cannot use fixed route transportation.

A.4.3.3	Ambulance

The CONTRACTOR’s policies and procedures regarding the appropriateness of using an ambulance to provide covered NEMT services shall be based on Medicare’s medical necessity requirements (see, e.g., 42 CFR 410.40 and Medicare Benefit Policy Manual, Chapter 10 — Ambulance Services).

Amendment Number 3 (cont.)
A.4.4	Determining Level of Service
A.4.4.1	The CONTRACTOR shall assess the member’s needs to determine whether the member requires curb-to-curb, door-to-door, or hand-to-hand service (as these terms are defined in Exhibit A of this Attachment).

A.4.4.2	The CONTRACTOR may require a medical certification statement from the member’s provider in order to approve door-to-door or hand-to-hand service. Medical certification shall be completed within the timeframes specified in Section A.5.1.3 of this Attachment.

A.4.4.3	The CONTRACTOR shall ensure that members receive the appropriate level of service.

A.4.4.4	Failure to comply with requirements regarding level of service may result in liquidated damages as provided in Section 4.20.2 of the Agreement, Section A.20 of this Attachment, and/or Exhibit F of this Attachment.
A.4.5	Standing Orders
A.4.5.1	Except as provided in this Section A.4.5, the approval of Standing Orders by the CONTRACTOR shall be consistent with the requirements in Sections A.4.1 through A.4.4.

A.4.5.2	In order to approve a Standing Order (as defined in Exhibit A of this Attachment), the CONTRACTOR shall, at a minimum, call the provider to verify the series of appointments. The CONTRACTOR may, at its discretion, require that the member’s provider certify the series of appointments in writing.

A.4.5.3	The CONTRACTOR shall approve Standing Orders consistent with the series of appointments. For example, if the member has a series of appointments over six (6) months, the CONTRACTOR shall approve transportation for each trip, including all legs of the trip, for the six (6) months. However, the CONTRACTOR shall verify the member’s eligibility prior to each pick-up. The CONTRACTOR may verify additional information before each pick-up as necessary.
A.4.6	Validating Requests
A.4.6.1	The CONTRACTOR may conduct random pre-transportation validation checks prior to approving the request in order to prevent fraud and abuse.

A.4.6.2	The CONTRACTOR may verify the need for an urgent trip with the provider prior to approving the trip.

A.4.6.3	If requested by TENNCARE, the CONTRACTOR shall conduct pre-transportation validation checks of trips requested by specified members and/or to specific services or providers.

A.4.6.4	All pre-transportation validation checks shall be conducted within the timeframes specified in Section A.5.1.3 of this Attachment.

Amendment Number 3 (cont.)
A.5	SCHEDULING, ASSIGNING, AND DISPATCHING TRIPS

A.5.1	General
A.5.1.1	The CONTRACTOR shall ensure that covered NEMT services are available twenty-four (24) hours a day, three hundred and sixty-five (365) days a year.

A.5.1.2	After approving a NEMT service to be provided by a NEMT provider (i.e., not fixed route), the CONTRACTOR shall schedule and assign the trip to an appropriate NEMT provider.

A.5.1.3	The CONTRACTOR shall approve and schedule or deny a request for transportation (including all legs of the trip) within twenty-four (24) hours of receiving the request. This timeframe shall be reduced as necessary to ensure the member arrives in time for his/her appointment. Failure to comply with this requirement may result in liquidated damages as provided in Section 4.20.2 of the Agreement, Section A.20 of this Attachment, and/or Exhibit F of this Attachment.

A.5.1.4	The CONTRACTOR shall ensure that trips are dispatched appropriately and meet the requirements of this Attachment. The dispatcher shall, at minimum, provide updated information to drivers, monitor drivers’ locations, and resolve pick-up and delivery issues.
A.5.2	Multi-Passenger Transportation
A.5.2.1	The CONTRACTOR may group enrollees and trips (or legs of trips) to promote efficiency and cost effectiveness. The CONTRACTOR may contact providers if necessary to coordinate multi-passenger transportation.

A.5.2.2	For multi-passenger trips, the CONTRACTOR shall schedule each trip leg so that a member does not remain in the vehicle for more than one (1) hour longer than the average travel time for direct transportation of that member.
A.5.3	Choice of NEMT Provider

The CONTRACTOR is not required to use a particular NEMT provider or driver requested by the member. However, the CONTRACTOR may accommodate a member’s request to have or not have a specific NEMT provider or driver.

Amendment Number 3 (cont.)
A.5.4	Notifying Members of Arrangements

If possible, the CONTRACTOR shall inform the member of the transportation arrangements (see below) during the phone call requesting the NEMT service. Otherwise, the CONTRACTOR shall obtain the member’s preferred method (e.g., phone call, email, fax) and time of contact, and the CONTRACTOR shall notify the member of the transportation arrangements (see below) as soon as the arrangements are in place (within the timeframe specified in Section A.5.1.3 of this Attachment) and prior to the date of the NEMT service. Information about transportation arrangements shall include but not be limited to the name and telephone number of the NEMT provider, the scheduled time and address of pick-up, and the name and address of the provider to whom the member seeks transport.

A.5.5	Notifying NEMT Providers
A.5.5.1	The CONTRACTOR shall provide a trip manifest to each NEMT provider no later than the NEMT provider’s close of business the day before the date of the NEMT service.

A.5.5.2	The CONTRACTOR shall have the ability to send trip manifests to a NEMT provider by a facsimile device or secure electronic transmission, at the option of the NEMT provider. The CONTRACTOR shall ensure that provision of the trip manifest is in compliance with HIPAA requirements (see Section 2.27 of the Agreement). The CONTRACTOR shall have dedicated telephone lines available at all times for faxing purposes.

A.5.5.3	The trip manifests supplied to NEMT providers shall include all necessary information for the driver to perform the trip, including but not limited to the information listed in Exhibit B of this Attachment.

A.5.5.4	If the CONTRACTOR notifies a NEMT provider of a trip assignment after the timeframe specified in Section A.5.5.1, the CONTRACTOR shall also contact the NEMT provider by telephone or electronically to confirm that the trip will be accepted.

A.5.5.5	The CONTRACTOR shall communicate information regarding cancellations to the NEMT provider in an expeditious manner to avoid unnecessary trips.
A.5.6	Accommodating Scheduling Changes
A.5.6.1	The CONTRACTOR shall accommodate unforeseen schedule changes and shall timely assign the trip to another NEMT provider if necessary.

A.5.6.2	The CONTRACTOR shall ensure that neither NEMT providers nor drivers change the assigned pick-up time without permission from the CONTRACTOR.

Amendment Number 3 (cont.)
A.5.7	Urgent Trips

For urgent trips (as defined in Exhibit A of this Attachment), the CONTRACTOR shall contact an appropriate NEMT provider so that pick-up occurs within three (3) hours after the CONTRACTOR was notified when the pick-up address is in an urban area and four (4) hours after the CONTRACTOR was notified when the pick-up address is in a non-urban area. As provided in Section A.4.6.2 of this Agreement, the CONTRACTOR may verify the need for an urgent trip. Failure to comply with requirements regarding urgent trips may result in liquidated damages as provided in Section 4.20.2 of the Agreement, Section A.20 of this Attachment, and/or Exhibit F of this Attachment.

A.5.8	Adverse Weather Plan

The CONTRACTOR shall have policies and procedures for transporting members who need critical medical care, including but not limited to renal dialysis and chemotherapy, during adverse weather conditions. “Adverse weather conditions” includes, but is not limited to, extreme heat, extreme cold, flooding, tornado warnings and heavy snowfall. The policies and procedures shall include, at a minimum, staff training, methods of notification, and member education.

A.5.9	Contingency and Back-Up Plans

The CONTRACTOR shall have policies and procedures that describe contingency plans for unexpected peak transportation demands and back-up plans for instances when a vehicle is excessively late (more than twenty (20) minutes late) or is otherwise unavailable for service.

A.5.10	Approval and Scheduling System Features
A.5.10.1	Each transportation request processed by the CONTRACTOR shall be assigned a unique number, shall contain all pertinent information about the request, and shall be available to NEMT Call Center staff. This information shall include, but not be limited to the following:

A.5.10.1.1	Verification of member’s TennCare eligibility (e.g., member name, address, Medicaid ID number, and telephone number if available; eligibility start and end dates);

A.5.10.1.2	Determination that service is a TennCare covered service (e.g., category of service) (see Section A.4.2 of this Attachment);

A.5.10.1.3	Determination that the transportation is a covered NEMT service (see Section A.4.2 of this Attachment);

A.5.10.1.4	Determination of the appropriate mode of transportation (e.g., member’s requested mode of transportation, member’s special needs, availability and appropriateness of fixed route, the approved mode of transportation, justification for the approved mode of transportation);

A.5.10.1.5	Determination of the appropriate level of service (see Section A.4.4 of this Attachment);

A.5.10.1.6	Information regarding Standing Orders (if applicable) (see Section A.4.5 of this Attachment);

A.5.10.1.7	Information about whether the request was modified, approved or denied and how the member was notified;

Amendment Number 3 (cont.)
A.5.10.1.8	Information about approved and scheduled transportation (e.g., elements required for the trip manifest; see Section A.5.5 of this Attachment);

A.5.10.1.9	Whether the request was validated;

A.5.10.1.10	Timeframes for the approval process (e.g., date and time of request, determination, scheduling, and notification of member); and

A.5.10.1.11	If applicable, reason for trip cancellation.

A.5.10.2	The CONTRACTOR’s approval and scheduling systems shall be coded such that policies and procedures are applied consistently.

A.5.10.3	Based on approval of previous NEMT services, the CONTRACTOR shall display members’ permanent and temporary special needs, appropriate mode of transportation, and any other information necessary to ensure that appropriate transportation is approved and provided. All of this information shall be easily accessible by all NEMT Call Center staff.

A.5.10.4	The CONTRACTOR’s approval and scheduling systems shall also support the following:

A.5.10.4.1	A database of NEMT providers that includes information needed to determine trip assignments such as but not limited to: types of vehicles, number of vehicles by type, lift capacity of vehicles, and geographic coverage.

A.5.10.4.2	Automatic address validations, distance calculations and trip pricing, if applicable;

A.5.10.4.3	Ability to generate a trip manifest (see Section A.5.5 of this Attachment);

A.5.10.4.4	Standing Order and Single Trip (as defined in Exhibit A of this Attachment) reservation capability; and

A.5.10.4.5	Ability to determine if fixed route transportation is available and appropriate for the member.

A.5.10.5	The CONTRACTOR’s approval and scheduling system shall enable report and data submission as specified in the Agreement.
A.6	PICK-UP AND DELIVERY STANDARDS

A.6.1	The CONTRACTOR shall ensure that NEMT providers arrive on time for scheduled pick-ups. The NEMT provider may arrive before the scheduled pick-up time, but the member shall not be required to board the vehicle prior to the scheduled pick-up time.

A.6.2	The CONTRACTOR shall ensure that drivers make their presence known to the member and wait until at least five (5) minutes after the scheduled pick-up time. If the member is not present five (5) minutes after the scheduled pick-up time, the driver shall notify the dispatcher before departing from the pick-up location.

A.6.3	The CONTRACTOR shall ensure that drivers provide, at a minimum, the approved level of service (curb-to-curb, door-to-door, or hand-to-hand).

A.6.4	The CONTRACTOR shall ensure that members arrive at pre-arranged times for appointments and are picked up at pre-arranged times for the return leg of the trip. If there is no pre-arranged time for the return

Amendment Number 3 (cont.)
leg of the trip, the CONTRACTOR shall ensure that members are picked up within one (1) hour after notification.

A.6.5	The CONTRACTOR shall ensure that the average waiting time for members for pick-up does not exceed ten (10) minutes past the scheduled pick-up time.

A.6.6	The CONTRACTOR shall ensure that if the driver will not arrive on time to the pick-up location, the driver shall notify the dispatcher, and the member is contacted.

A.6.7	The CONTRACTOR shall ensure that if the driver will not arrive on time to an appointment, the driver shall notify the dispatcher, and the provider is contacted.

A.6.8	The driver may refuse transportation when the member, his/her escort, or an accompanying adult (for a member under age eighteen (18)), according to a reasonable person’s standards, is noticeably indisposed (disorderly conduct, indecent exposure, intoxicated), is armed (firearms), is in possession of illegal drugs, knives and/or other weapons, commits a criminal offense, or is in any other condition that may affect the safety of the driver or persons being transported. The CONTRACTOR shall ensure that if a driver refuses to transport a member the driver immediately notifies the dispatcher, and the dispatcher notifies the CONTRACTOR.

A.6.9	The CONTRACTOR shall ensure that in the event of an incident or accident (see Section A.17.2 of this Attachment), the driver notifies the dispatcher immediately to report the incident or accident and that, if necessary, alternative transportation is arranged. The CONTRACTOR shall ensure that it is promptly notified of any incident or accident.

A.6.10	Failure to comply with requirements regarding pick-up and delivery standards may result in liquidated damages as provided in Section 4.20.2 of the Agreement, Section A.20 of this Attachment, and/or Exhibit F of this Attachment.

A.7	VEHICLE STANDARDS

A.7.1	The CONTRACTOR shall ensure that all vehicles meet or exceed applicable federal, state, and local requirements and manufacturer’s safety, mechanical, operating, and maintenance standards.

A.7.2	The CONTRACTOR shall ensure that all vehicles comply with the vehicle requirements developed by the CONTRACTOR and prior approved in writing by TENNCARE, which at a minimum shall include compliance with applicable federal, state, and local requirements, the requirements in this Section, and the requirements in Exhibit C of this Attachment.

A.7.3	The CONTRACTOR shall ensure that any vehicle used to cross a state’s border complies with any and all applicable federal, state (State of Tennessee and/or other state), and local requirements.

A.7.4	The CONTRACTOR shall ensure that each vehicle has a real-time link, telephone or two-way radio. Pagers are not acceptable as a substitute for this requirement.

A.7.5	The CONTRACTOR shall ensure that all vehicles transporting members with disabilities comply with applicable requirements of the Americans with Disabilities Act (ADA), including the accessibility specifications for transportation vehicles.

A.7.6	The CONTRACTOR shall ensure that, at minimum, all vehicles providing stretcher transport are owned and operated by an entity licensed by the Tennessee Department of Health (DOH) to provide invalid

Amendment Number 3 (cont.)
services, have an active valid permit issued by DOH as a ground invalid vehicle, and comply with DOH’s requirements for ground invalid vehicles.

A.7.7	The CONTRACTOR shall ensure that, except as otherwise permitted by State of Tennessee law, all ambulances are owned and operated by an entity licensed by DOH to provide ambulance services, have an active valid ambulance permit from DOH, and comply with DOH’s requirements for ambulances. The CONTRACTOR shall also ensure that vehicles comply with any applicable local requirements.

A.7.8	As required in Section A.17 of this Attachment, the CONTRACTOR shall inspect all vehicles (except fixed route, invalid vehicles, and ambulances) for compliance with applicable requirements and shall immediately remove any vehicle that is out of compliance.

A.7.9	Failure to comply with requirements regarding vehicle standards may result in liquidated damages as provided in Section 4.20.2 of the Agreement, Section A.20 of this Attachment, and/or Exhibit F of this Attachment.

A.8	TRAINING AND STANDARDS FOR DRIVERS

A.8.1	The CONTRACTOR shall ensure that all drivers receive appropriate training and meet applicable standards, as specified in this Section A.8. These requirements do not apply to drivers of fixed route transportation. Drivers of fixed route transportation shall comply with all rules, regulations, policies and procedures promulgated by the fixed route carrier, federal, state or local law.

A.8.2	Driver Training
A.8.2.1	The CONTRACTOR shall ensure that all drivers receive appropriate training prior to providing services under the Agreement and annually thereafter. This shall include a minimum of thirty-two (32) hours of training prior to providing services under the Agreement and a minimum of fifteen (15) hours of annual training.

A.8.2.2	Driver training shall include, at a minimum the following:

A.8.2.2.1	Customer service;

A.8.2.2.2	Passenger assistance;

A.8.2.2.3	Sensitivity training;

A.8.2.2.4	Mental health and substance abuse issues;

A.8.2.2.5	Title VI requirements (Civil Rights Act of 1964);

A.8.2.2.6	HIPAA privacy requirements;

A.8.2.2.7	ADA requirements;

A.8.2.2.8	Wheelchair securement/safety;

A.8.2.2.9	Seat belt usage and child restraints;

A.8.2.2.10	Handling and reporting accidents and incidents;

Amendment Number 3 (cont.)
A.8.2.2.11	Emergency evacuation;

A.8.2.2.12	Daily vehicle inspection;

A.8.2.2.13	Defensive driving;

A.8.2.2.14	Risk management;

A.8.2.2.15	Communications;

A.8.2.2.16	Infection control;

A.8.2.2.17	Annual road tests; and

A.8.2.2.18	Reporting enrollee and provider fraud and abuse.
A.8.3	Standards for Drivers
A.8.3.1	The CONTRACTOR shall ensure that all drivers comply with driver requirements developed by the CONTRACTOR and prior approved in writing by TENNCARE, which at a minimum shall include compliance with applicable federal, state, and local requirements, the requirements of this Section, and the requirements in Exhibit D of this Attachment.

A.8.3.2	The CONTRACTOR shall ensure that all drivers are at least eighteen (18) years of age and have a Class D driver license with F (for hire endorsement) or commercial driver license (Class A, B, or C) issued by the State of Tennessee or the equivalent licensure issued by the driver’s state of residence.

A.8.3.3	The CONTRACTOR shall ensure that all drivers meet the State of Tennessee requirements regarding proof of financial responsibility and/or insurance.

A.8.3.4	The CONTRACTOR shall ensure that any driver that crosses a state’s border complies with any and all applicable federal, state (State of Tennessee and/or other state), and local requirements.

A.8.3.5	The CONTRACTOR shall ensure that any personnel contracted by or employed by a NEMT provider to provide medical assistance to a member during a non-emergency ambulance trip is licensed by the State of Tennessee as an emergency medical technician (EMT) and complies with DOH requirements for EMTs.

A.8.3.6	The CONTRACTOR shall ensure that all drivers pass a physical examination prior to providing services under the Agreement and have additional physical examinations as necessary to ensure that a driver is qualified to drive a passenger vehicle (e.g., if the driver has a heart attack or stroke). The physical examination shall be at least as extensive as the medical examination required by the United States Department of Transportation’s Federal Motor Carrier Safety Administration (FMCSA) for commercial drivers.

A.8.3.7	The CONTRACTOR shall ensure that all drivers pass a drug test prior to providing services under the Agreement. In addition, the CONTRACTOR shall ensure that an alcohol or drug test is conducted when a trained supervisor/employer of a driver has reasonable suspicion to believe that the driver has violated the CONTRACTOR’s policies and procedures regarding

Amendment Number 3 (cont.)
use of alcohol and/or controlled substances, that random drug and alcohol tests are conducted, and that post accident drug and alcohol testing is conducted. The CONTRACTOR’s policies and procedures for drug and alcohol testing shall, at a minimum, meet the FMCSA’s alcohol and drug testing requirements for motor carriers.
A.8.3.8	The CONTRACTOR shall ensure that criminal background checks pursuant to TCA 38-6-109 as well as national criminal background checks are conducted for all drivers prior to providing services under the Agreement and every five years thereafter. In addition, the CONTRACTOR shall ensure that random national criminal background checks are conducted. The CONTRACTOR shall develop a list of disqualifying criminal offenses, which at a minimum shall include the permanent and interim disqualifying criminal offenses that apply to applicants for a hazardous materials endorsement in Tennessee. Drivers that have been convicted or found not guilty by reason of insanity of any of the disqualifying criminal offenses shall not provide services under the Agreement.

A.8.3.9	The CONTRACTOR shall ensure that drivers immediately notify the NEMT provider and that the NEMT provider immediately notifies the CONTRACTOR if a driver is arrested for, charged with, or convicted of a criminal offense that would disqualify the driver under the Agreement.

A.8.3.10	The CONTRACTOR shall ensure that no driver has been convicted of a criminal offense related to the driver’s involvement with Medicare, Medicaid, or the federal Title XX services program (see Section 1128 of the Social Security Act and 42 CFR 455.106).

A.8.3.11	The CONTRACTOR shall verify that drivers are not listed on the Tennessee Sexual Offender Registry or the equivalent registry in the state of the driver’s residence prior to providing services under the Agreement and every five (5) years thereafter.

A.8.3.12	The CONTRACTOR shall ensure that drivers pass a national driver license background check prior to providing services under the Agreement. This initial national driver license background check shall, at a minimum, show the following:

A.8.3.12.1	No conviction within the past ten (10) years for a major moving traffic violation such as driving while intoxicated or driving under the influence;

A.8.3.12.2	No conviction for reckless driving within the previous thirty-six (36) month period;

A.8.3.12.3	No conviction for leaving the scene of a personal injury or fatal accident within the previous thirty-six (36) months;

A.8.3.12.4	No conviction for a felony involving the use of an automobile within the previous thirty-six (36) months;

A.8.3.12.5	Conviction for no more than two (2) minor moving traffic violations such as speeding, failure to stop, or improper operation of a motor vehicle within the previous thirty-six (36) months;

A.8.3.12.6	Conviction for no more than one (1) at-fault accident resulting in personal injury or property damage within the previous thirty-six (36) months; and

Amendment Number 3 (cont.)
A.8.3.12.7	Not have a combination of conviction for one (1) at-fault accident resulting in personal injury or property damage and conviction for one (1) unrelated minor moving traffic violation within the previous thirty-six (36) months.

A.8.3.13	The CONTRACTOR shall ensure that drivers pass an annual national driver license background check. The annual check shall, at a minimum, show the following:

A.8.3.13.1	No conviction for a major moving traffic violation such as driving while intoxicated, driving under the influence, or reckless driving;

A.8.3.13.2	No conviction for leaving the scene of a personal injury or fatal accident;

A.8.3.13.3	No conviction for a felony involving the use of an automobile;

A.8.3.13.4	No more than two (2) convictions for minor moving traffic violations such as speeding, failure to stop, or improper operation of a motor vehicle;

A.8.3.13.5	No more than one (1) conviction for an at-fault accident resulting in personal injury or property damage; and

A.8.3.13.6	Not have a combination of one (1) conviction for an at-fault accident resulting in personal injury or property damage and one (1) conviction for an unrelated minor moving traffic violation.

A.8.3.14	The CONTRACTOR shall require that drivers immediately notify the NEMT provider and that the NEMT provider immediately notifies the CONTRACTOR of any moving traffic violation or if a driver’s license is suspended or revoked.

A.8.3.15	The CONTRACTOR shall ensure that all ambulance drivers and invalid vehicle drivers comply with applicable DOH and local requirements.

A.8.3.16	The CONTRACTOR shall require that drivers maintain daily transportation logs containing, at a minimum, the information listed in Exhibit E of this Attachment.

A.8.3.17	As required in Section A.17 of this Attachment, the CONTRACTOR shall monitor drivers and immediately remove any driver that is out of compliance with applicable requirements.
A.8.4	Failure to comply with requirements regarding driver training and driver standards may result in liquidated damages as provided in Section 4.20.2 of the Agreement, Section A.20 of this Attachment, and/or Exhibit F of this Attachment.

A.9	NEMT CALL CENTER

A.9.1	The CONTRACTOR shall maintain a NEMT Call Center to handle requests for NEMT services as well as questions, comments, and inquiries from members and their representatives, NEMT providers, and providers regarding NEMT services. The NEMT Call Center may use the same infrastructure as the CONTRACTOR’s member services line, but the CONTRACTOR shall have a separate line or queue for NEMT calls, and NEMT Call Center staff shall be dedicated to NEMT calls.

A.9.2	The NEMT Call Center shall be appropriately staffed twenty-four (24) hours a day, seven (7) days a week, three hundred and sixty-five (365) days a year to handle the call volume in compliance with the

Amendment Number 3 (cont.)
performance standards in Section A.9.6 of this Attachment. The CONTRACTOR shall ensure continuous availability of NEMT Call Center services.

A.9.3	Between the hours of 7:00 PM and 5:00 AM in the time zone applicable to the Grand Region served by the CONTRACTOR (for Middle, the applicable time zone shall be Central Time), the CONTRACTOR may use alternative arrangements to handle NEMT calls so long as the there is no additional burden on the caller (e.g., the caller is not required to call a different number or to make a second call), and the call is promptly returned by the CONTRACTOR.

A.9.4	For hours that the CONTRACTOR is using alternative arrangements to handle NEMT calls (see Section A.9.3 of this Attachment), the CONTRACTOR shall provide an after hours message in, at a minimum, English and Spanish instructing the caller how to access the alternative arrangement (not requiring a second call) and also offering the caller the opportunity to leave a message.

A.9.5	The CONTRACTOR’s NEMT Call Center system shall have the capability to identify and record the phone number of the caller if the caller’s phone number is not blocked.

A.9.6	The CONTRACTOR shall have the capability of making outbound calls.

A.9.7	The CONTRACTOR shall maintain sufficient equipment and NEMT Call Center staff to handle anticipated call volume and ensure that calls are received and processed in accordance with the requirements of this Section A.9 and the following performance standards for each line or queue:
A.9.7.1	Blocked calls — No more than one percent (1%) of calls are blocked;

A.9.7.2	Answer rate — At least ninety percent (90%) of all calls are answered by a live voice within thirty (30) seconds;

A.9.7.3	Abandoned calls — No more than five percent (5%) of calls are abandoned; and

A.9.7.4	Hold time — Average hold time, including transfers to other CONTRACTOR staff, is no more than three (3) minutes.
A.9.8	If a NEMT call cannot be answered by a live voice within thirty (30) seconds, the CONTRACTOR shall provide a message in, at a minimum, English and Spanish advising the caller that the call will not be answered promptly and offering the caller the opportunity to leave a message. If the message requests the CONTRACTOR to return the call, the CONTRACTOR shall promptly return the call.

A.9.9	The CONTRACTOR shall have qualified bi-lingual (English and, at minimum, Spanish) NEMT Call Center staff to communicate with callers who, at a minimum, speak Spanish, The CONTRACTOR shall provide oral interpretation services via a telephone interpretation service free of charge to callers with Limited English Proficiency.

A.9.10	The CONTRACTOR’s NEMT Call Center shall accommodate callers who are hearing and/or speech impaired.

A.9.11	The CONTRACTOR shall operate an automatic call distribution system for its NEMT Call Center.

A.9.12	The CONTRACTOR shall route incoming calls to the NEMT Call Center to, at minimum, an English-speaking member queue, a Spanish-speaking member queue, a NEMT provider queue, and a provider queue.

Amendment Number 3 (cont.)
A.9.13	The welcome message for the NEMT Call Center shall be in English and shall include, at minimum, a Spanish language prompt.

A.9.14	The CONTRACTOR shall develop NEMT Call Center scripts for calls requesting NEMT services that include a sequence of questions and criteria that the NEMT Call Center representatives shall use to determine the member’s eligibility for NEMT services, the appropriate mode of transportation, the purpose of the trip and all other pertinent information relating to the trip (see Section A.4 of this Attachment). The CONTRACTOR may develop additional scripts for other types of NEMT calls from members, providers, and NEMT providers. Any script for use with an enrollee shall be written at the sixth (6th) grade reading level and must be prior approved in writing by TENNCARE.

A.9.15	The CONTRACTOR shall advise callers that calls to the NEMT Call Center are monitored and recorded for quality assurance purposes.

A.9.16	The CONTRACTOR shall record a statistically valid sample of incoming and outgoing calls to/from the NEMT Call Center for quality control, program integrity and training purposes.

A.9.17	The CONTRACTOR shall monitor and audit at least one percent (1%) of calls of each NEMT Call Center staff member on a monthly basis. The CONTRACTOR shall develop a tool for auditing calls, which shall include components to be audited and the scoring methodology. The CONTRACTOR shall use this monitoring to identify problems or issues, for quality control, and for training purposes. The CONTRACTOR shall document and retain results of this monitoring and subsequent training.

A.9.18	The CONTRACTOR’s NEMT Call Center system shall be able to produce the reports specified in Section A.19 of this Attachment as well as on request and ad hoc reports that TENNCARE may request.

A.9.19	The CONTRACTOR shall analyze data collected from its NEMT Call Center system as necessary to perform quality improvement, fulfill the reporting and monitoring requirements of the Agreement, and ensure adequate resources and staffing.

A.9.20	Failure to comply with requirements regarding the NEMT Call Center may result in liquidated damages as provided in Section 4.20.2 of the Agreement, Section A.20 of this Attachment, and/or Exhibit F of this Attachment.

A.10	NEMT MEMBER EDUCATION

A.10.1	The CONTRACTOR shall develop materials to inform and educate members about NEMT services.

A.10.2	The materials shall include, but not be limited to, information regarding eligibility for NEMT services, what services are covered/not covered, and how to request NEMT services, including the number to call, applicable timeframes, the approval and scheduling process, the use of fixed route, and Standing Orders.

A.10.3	All written materials shall comply with Section 2.17 of the Agreement and must be prior approved in writing by TENNCARE.

Amendment Number 3 (cont.)
A.10.4	Prior to the date of implementation, as specified by TENNCARE, the CONTRACTOR shall mail member education materials to its members by first class mail and at the CONTRACTOR’s expense.

A.11	NON-COMPLIANT MEMBERS

A.11.1	The CONTRACTOR shall provide targeted education to members who do not comply with the CONTRACTOR’s policies and procedures regarding NEMT services. All member materials shall comply with Section 2.17 of the Agreement and must be prior approved in writing by TENNCARE.

A.11.2	The CONTRACTOR shall not take any action to sanction members who do not comply with the CONTRACTOR’s policies and procedures.

A.11.3	Members shall not be charged for no-shows (as defined in Exhibit A of this Attachment).

A.12	NEMT PROVIDER NETWORK

A.12.1	The CONTRACTOR shall establish a network of qualified NEMT providers to provide covered NEMT services to meet the transportation needs of members. In developing its network of qualified NEMT providers the CONTRACTOR shall comply with Section 2.11.1 of the Agreement.

A.12.2	The CONTRACTOR shall have sufficient NEMT providers in its network (numbers and types of vehicles and drivers) so that the failure of any NEMT provider to perform will not impede the ability of the CONTRACTOR to provide NEMT services in accordance with the requirements of the Agreement.

A.12.3	The CONTRACTOR shall ensure that its NEMT providers have a sufficient number of vehicles and drivers available to meet the timeliness requirements of the Agreement (see Section A.5 of this Attachment).

A.12.4	The CONTRACTOR shall provide Human Resource Agencies (HRAs) the opportunity to become a NEMT provider if the HRA is qualified to provide the service and agrees to the terms of the CONTRACTOR’s NEMT provider agreement, which shall be no more restrictive than for other NEMT providers and include alternative indemnification language as specified in Section A.13.4 of this Attachment.

A.12.5	The CONTRACTOR shall provide Division of Mental Retardation Services (DMRS) waiver providers (defined as providers who have signed a provider agreement with DMRS and the Bureau of TennCare to provide residential treatment services or day services through a HCBS waiver for individuals with mental retardation) the opportunity to become a NEMT provider if the provider is qualified to provide the service and agrees to the terms of the CONTRACTOR’s NEMT provider agreement, which shall be no more restrictive than for other NEMT providers. These providers shall only provide covered NEMT services to members receiving HCBS waiver services from the provider. The State reimburses these providers for transportation services to/from HCBS waiver services. However, the State does not reimburse these providers for transportation to/from other TennCare covered services. The CONTRACTOR shall reimburse these providers for covered NEMT to TennCare covered services that are not being provided to the member though a HCBS waiver. The CONTRACTOR shall reimburse these providers in accordance with rates paid to other NEMT providers for the provision of NEMT services.

A.12.6	The CONTRACTOR shall ensure that its NEMT providers are qualified to perform their duties. This includes, but is not limited to, meeting applicable federal, state or local licensure, certification, or registration requirements. Failure to comply with requirements regarding licensure requirements may result in liquidated damages as provided in Section 4.20.2 of the Agreement.

Amendment Number 3 (cont.)
A.12.7	The CONTRACTOR’s NEMT provider network must be prior approved in writing by TENNCARE and shall be subject to ongoing review and approval by TENNCARE. Failure to comply with NEMT provider network requirements may result in liquidated damages as provided in Section 4.20.2 of the Agreement.

A.13	NEMT PROVIDER AGREEMENTS

A.13.1	All NEMT provider agreements shall comply with applicable requirements of the Agreement, including but not limited to prior written approval of template agreements and revisions thereto by the Tennessee Department of Commerce and Insurance (TDCI).

A.13.2	Except for fixed route, NEMT providers used for contingency or back-up (see Section A.5.9 of this Attachment), or as otherwise agreed to by TENNCARE in writing, the CONTRACTOR shall not use transportation providers with which the CONTRACTOR has not executed a provider agreement.

A.13.3	In addition to the requirements in other sections of the Agreement, all NEMT provider agreements shall meet the following minimum requirements:
A.13.3.1	Include provisions related to payment for cancellations (see Section A.5.5.5 of this Attachment), no-shows (as defined in Exhibit A to this Attachment), escorts, and adults accompanying members under age eighteen (18);

A.13.3.2	Specify the services to be provided by the NEMT provider, including, as applicable, mode(s) of transportation and dispatching.

A.13.3.3	Include expectations for door-to-door, hand-to-hand, and curb-to-curb service (see Section A.4.4 of this Attachment and definitions in Exhibit A of this Attachment);

A.13.3.4	Include or reference trip manifest requirements (see Section A.5.5 of this Attachment);

A.13.3.5	Include urgent trip requirements (see Section A.5.7 of this Attachment);

A.13.3.6	Include or reference back-up service requirements (see Section A.5.9 of this Attachment);

A.13.3.7	Include or reference pick-up and delivery standards (see Section A.6 of this Attachment);

A.13.3.8	Require the NEMT provider to notify the CONTRACTOR of specified events, including no-shows (see Section A.6.2 of this Attachment), accidents, moving traffic violations, and incidents (see Section A.6.9 of this Attachment);

A.13.3.9	Include or reference vehicle standards (see Section A.7 of this Attachment);

A.13.3.10	Require the NEMT provider to notify the CONTRACTOR if a vehicle is out of service or otherwise unavailable;

A.13.3.11	Include or reference training requirements for the NEMT provider (see Section A.16.2 of this Attachment) and for drivers (see Section A.8.2 of this Attachment);

A.13.3.12	Include or reference driver standards (see Section A.8.3), including driver log requirements (see Section A.8.3.16 of this Attachment) and require the NEMT provider to provide copies of driver logs to the CONTRACTOR upon request; and

Amendment Number 3 (cont.)
A.13.3.13	Require the NEMT provider to secure and maintain adequate insurance coverage prior to providing any NEMT services under the Agreement, including, at minimum, the following:

A.13.3.13.1	Workers’ Compensation/ Employers’ Liability (including all states coverage) with a limit not less than the relevant statutory amount or one million dollars ($1,000,000) per occurrence for employers’ liability whichever is greater;

A.13.3.13.2	Comprehensive Commercial General Liability (including personal injury and property damage, premises/operations, independent contractor, contractual liability and completed operations/products) with a bodily injury/property damage combined single limit not less than one million dollars ($1,000,000) per occurrence and two million dollars ($2,000,000) in the aggregate; and

A.13.3.13.3	Automobile Coverage (including owned, leased, hired, and non-owned vehicles) with a bodily injury/property damage combined single limit not less than one million dollars ($1,000,000) per occurrence.
A.13.4	If the CONTRACTOR has a provider agreement with a HRA, the agreement shall meet the requirements specified in Sections A.13.1 and A.13.3 above and shall also include indemnification language negotiated with the HRA and prior approved in writing by TENNCARE as an alternative to the indemnification language referenced in the Agreement.

A.13.5	Failure to comply with provider agreement requirements may result in liquidated damages as provided in Section 4.20.2 of the Agreement.

A.14	PAYMENT FOR NEMT SERVICES

A.14.1	General

In addition to requirements in the Agreement regarding payment for services, when paying for NEMT services the CONTRACTOR shall comply with the requirements in this Attachment.
A.14.2	Payment for Fixed Route
A.14.2.1	The CONTRACTOR shall make every effort to provide tickets/tokens/passes to a member in a manner that ensures receipt prior to the scheduled transportation.

A.14.2.2	If the CONTRACTOR cannot provide tickets/token/passes prior to the scheduled transportation, the CONTRACTOR shall offer the member the choice of having the CONTRACTOR arrange alternate transportation or reimbursing the member for the cost of the applicable fare for the fixed route transportation approved by the CONTRACTOR.

A.14.2.3	The CONTRACTOR may negotiate agreements with fixed route transportation entities. Such agreements must be prior approved in writing by TENNCARE.

Amendment Number 3 (cont.)
A.14.3	Validation Checks
A.14.3.1	The CONTRACTOR shall have policies and procedures for conducting random post-transportation validation checks. These policies and procedures must be prior approved in writing by TENNCARE. These policies and procedures shall specify how the CONTRACTOR will conduct post-transportation validation checks (e.g., by calling providers or matching NEMT claims and physical health/behavioral health claims), the frequency of the checks (e.g., one point five percent (1.5%) of NEMT claims received in a month), and any follow-up activities (e.g., if the CONTRACTOR determines that transportation for a particular member was not to a TennCare covered service, the CONTRACTOR validates the next three (3) requests for that member before a trip is approved (see Section A.4.6 of this Attachment)). If the CONTRACTOR suspects fraud or abuse, it shall comply with the fraud and abuse requirements of the Agreement.

A.14.3.2	The CONTRACTOR shall perform post-transportation validation checks for fixed route transportation as specified in the CONTRACTOR’s policies and procedures, which must be prior approved in writing by TENNCARE.
A.15	NEMT CLAIMS MANAGEMENT

A.15.1	The CONTRACTOR shall process NEMT provider claims consistent with the claims management requirements of the Agreement.

A.15.2	The CONTRACTOR shall submit encounter data for NEMT services that meets the requirements in the Agreement, including compliance with HIPAA’s electronic transactions and code set requirements.

A.15.3	The CONTRACTOR shall ensure that ninety percent (90%) of clean claims for payment for NEMT services delivered to a member are processed within thirty (30) calendar days of the receipt of such claims.

A.15.4	The CONTRACTOR shall process, and if appropriate pay, within sixty (60) calendar days ninety-nine point five percent (99.5%) of all NEMT provider claims for covered NEMT services delivered to a member.

A.15.5	The CONTRACTOR shall pay ninety-seven percent (97%) of NEMT claims accurately upon initial submission.

A.15.6	The CONTRACTOR shall conduct an audit of NEMT claims that complies with the requirements in the Agreement regarding a claims payment accuracy audit.

A.15.7	Failure to comply with requirements regarding NEMT claims management may result in liquidated damages as provided in Section 4.20.2 of the Agreement, Section A.20 of this Attachment, and/or Exhibit F of this Attachment.

Amendment Number 3 (cont.)
A.16	NEMT PROVIDER MANUAL AND NEMT PROVIDER EDUCATION AND TRAINING

A.16.1	NEMT Provider Manual
A.16.1.1	The CONTRACTOR shall issue a NEMT provider manual to all NEMT providers. The CONTRACTOR may distribute the NEMT provider manual electronically (e.g., through its website) so long as NEMT providers are notified about how to obtain the electronic copy and how to request a hard copy at no charge to the NEMT provider.

A.16.1.2	The NEMT provider manual must be prior approved in writing by TENNCARE and shall include, at a minimum, the following:

A.16.1.2.1	Description of the TennCare program;

A.16.1.2.2	Covered and non-covered NEMT services, including requirement that transportation must be to a TennCare covered service;

A.16.1.2.3	Prior approval requirements;

A.16.1.2.4	Vehicle requirements;

A.16.1.2.5	Driver requirements;

A.16.1.2.6	Protocol for encounter data elements reporting/records;

A.16.1.2.7	Claims submission protocols and standards, including instructions and all information necessary for a clean claim;

A.16.1.2.8	Payment policies;

A.16.1.2.9	Information on members’ appeal rights;

A.16.1.2.10	Member rights and responsibilities;

A.16.1.2.11	Policies and procedures of the provider complaint system; and

A.16.1.2.12	Important phone numbers of all departments/staff a NEMT provider may need to reach at the CONTRACTOR’s MCO.

A.16.1.3	The CONTRACTOR shall disseminate bulletins to NEMT providers as needed to incorporate any needed changes to the provider manual.
A.16.2	NEMT Provider Education and Training
A.16.2.1	The CONTRACTOR shall develop and implement a plan to educate NEMT providers, including initial orientation sessions and continuing education. The initial orientation shall include at minimum the topics included in the NEMT provider manual.

A.16.2.2	The CONTRACTOR shall ensure that all NEMT provider staff, including but not limited to dispatchers, supervisors, and mechanics, receive appropriate training before providing services under the Agreement and on an ongoing basis thereafter.

Amendment Number 3 (cont.)
A.17	NEMT QUALITY ASSURANCE AND MONITORING

A.17.1	NEMT Quality Assurance Program
A.17.1.1	As part of the CONTRACTOR’s QM/QI program, the CONTRACTOR shall develop and implement a quality assurance program for NEMT services. The description of the program (the NEMT Quality Assurance Plan) shall include policies and procedures outlining the objectives and scope of the program as well as activities for ongoing monitoring, evaluation and improvement of the quality and appropriateness of NEMT services.

A.17.1.2	The NEMT Quality Assurance Plan shall include at least the following:

A.17.1.2.1	The CONTRACTOR’s procedures for monitoring and improving member satisfaction with NEMT services;

A.17.1.2.2	The CONTRACTOR’s procedures for ensuring that all NEMT services paid for are properly approved and actually rendered, including but not limited to validation checks (see Sections A.4.6 and A.14.3) and an annual analysis matching physical health and behavioral health claims/encounters and NEMT claims/encounters;

A.17.1.2.3	The CONTRACTOR’s procedures for monitoring and improving the quality of transportation provided pursuant to the Agreement, including transportation provided by fixed route; and

A.17.1.2.4	The CONTRACTOR’s monitoring plan for NEMT providers, as detailed in Section A.17.3 of this Attachment.
A.17.2	Accidents and Incidents

The CONTRACTOR shall document accidents and incidents that occur while services are being delivered under the Agreement. An incident is defined as an occurrence, event, breakdown, or public disturbance that interrupts the trip, causing the driver to stop the vehicle, such as a passenger being unruly or ill.

A.17.3	NEMT Provider Monitoring Plan
A.17.3.1	The CONTRACTOR shall develop and implement a plan for monitoring NEMT providers’ compliance with all applicable local, state and federal law. The plan shall also monitor NEMT providers’ compliance with the terms of their provider agreements and all NEMT provider-related requirements of the Agreement, including but not limited to driver requirements, vehicle requirements, member complaint resolution requirements, and the delivery of courteous, safe, timely and efficient transportation services.

A.17.3.2	Monitoring activities shall include, but are not limited to:

A.17.3.2.1	On-street observations;

Amendment Number 3 (cont.)
A.17.3.2.2	Random audits of NEMT providers;

A.17.3.2.3	Accident and incident reporting;

A.17.3.2.4	Statistical reporting of trips;

A.17.3.2.5	Analysis of complaints;

A.17.3.2.6	Driver licensure, driving record, experience and training;

A.17.3.2.7	Enrollee safety;

A.17.3.2.8	Enrollee assistance;

A.17.3.2.9	Completion of driver trip logs;

A.17.3.2.10	Driver communication with dispatcher; and

A.17.3.2.11	Routine scheduled vehicle inspections and maintenance.
A.17.4	NEMT Provider Corrective Action
A.17.4.1	The CONTRACTOR shall have policies and procedures for ensuring that an appropriate corrective action is taken when a NEMT provider furnishes inappropriate or substandard services, when a NEMT provider does not furnish services that should have been furnished, or when a NEMT provider is out of compliance with federal, state, or local law.

A.17.4.2	The CONTRACTOR shall immediately remove from service any vehicle, driver, or EMT found to be out of compliance with the requirements of the Agreement, including any federal, state or local law. The vehicle, driver, or EMT may be returned to service only after the CONTRACTOR verifies that the deficiencies have been corrected. Any deficiencies, and actions taken to remedy deficiencies, shall be documented and become a part of the vehicle’s and/or the person’s permanent records.

A.17.4.3	As required in Section A.19.6.7 of this Attachment, the CONTRACTOR shall report on monitoring activities, monitoring findings, corrective actions taken, and improvements made.
A.17.5	NEMT Member Satisfaction Survey
A.17.5.1	The CONTRACTOR shall conduct a member satisfaction survey regarding NEMT services for the first six (6) months after implementation of the requirements in this Attachment or as otherwise specified by TENNCARE and annually thereafter.

Amendment Number 3 (cont.)
A.17.5.2	The purpose of the survey is to verify the availability, appropriateness and timeliness of the trips provided and the manner in which the CONTRACTOR’s staff and the NEMT provider’s staff interacted with members.

A.17.5.3	The survey topics shall include, but are not limited to:

A.17.5.3.1	NEMT Call Center interaction;

A.17.5.3.2	Confirmation of a scheduled trip;

A.17.5.3.3	Driver and CONTRACTOR staff courtesy;

A.17.5.3.4	Driver assistance, when required;

A.17.5.3.5	Overall driver behavior;

A.17.5.3.6	Driver safety and operation of the vehicle;

A.17.5.3.7	Condition, comfort and convenience of the vehicle; and

A.17.5.3.8	Punctuality of service.

A.17.5.4	The format, sampling strategies and questions of the survey must be prior approved in writing by TENNCARE, and TENNCARE may specify questions that are to appear in the survey.

A.17.5.5	The CONTRACTOR shall submit reports regarding these surveys as required in Section A.19.6.8 of this Attachment.
A.17.6	Vehicle Inspection
A.17.6.1	The CONTRACTOR shall conduct a comprehensive inspection of all NEMT providers’ vehicles prior to the implementation of NEMT requirements in this Attachment. Thereafter, the CONTRACTOR shall conduct a comprehensive inspection of all vehicles at least annually. The CONTRACTOR is not required to inspect fixed route vehicles, invalid vehicles, ambulances, or vehicles for NEMT providers with which the CONTRACTOR does not have a provider agreement (see Section A.13.2 of this Attachment).

A.17.6.2	The CONTRACTOR shall develop and implement policies and procedures for vehicle inspections. These policies and procedures must be prior approved in writing by TENNCARE and shall include inspection forms, inspection stickers and a list of trained inspectors, including the names of all employees or subcontractors who are authorized to inspect vehicles for the CONTRACTOR. Inspection forms shall have a checklist that includes all the applicable vehicle standards of the Agreement and of local, state and federal law. The CONTRACTOR shall test all communication equipment during all vehicle inspections.

A.17.6.3	Upon completion of a successful inspection, an inspection sticker shall be applied to the vehicle. The inspection sticker shall be placed on the outside of the passenger side rear window in the lower right corner. The sticker shall state the license plate number and vehicle

Amendment Number 3 (cont.)
identification number of the vehicle. Records of all inspections shall be maintained by the CONTRACTOR.
A.18	NEMT SUBCONTRACTS

If the CONTRACTOR delegates any of its responsibilities regarding NEMT services, it shall comply with the subcontracting requirements in the Agreement, including prior written approval of the subcontract by TENNCARE.

A.19	NEMT REPORTING

A.19.1	NEMT Status Reports
A.19.1.1	During the initial six (6) months after implementation of NEMT services pursuant to this Attachment, and longer if requested by TENNCARE, the CONTRACTOR shall submit a weekly status report. This report shall include, but not be limited to, a NEMT narrative summary of accomplishments, identification of open and closed issues, key Call Center telephone statistics (e.g., number of calls received, number/percentage of calls placed on hold, average hold time, number/percentage of abandoned calls; average talk time; and number of staff to answer calls by time of day/day of week), key statistics on requests for transportation (e.g., number of requests by mode of transportation, number denied and approved, and mode of transportation approved); and key statistics on pick-up and delivery standards.

A.19.1.2	The CONTRACTOR shall submit a monthly status report. This report shall include, but not be limited to, summary and detail information on accomplishments, outstanding issues, NEMT Call Center statistics, NEMT Call Center activities, and statistics regarding pick-up and delivery standards.
A.19.2	Approval and Utilization Reports
A.19.2.1	Approval Report. The CONTRACTOR shall submit a quarterly approval report that includes both summary and detail information on transportation requested, approved, modified and denied, including the modification and denial reason. The report shall provide this information by mode of transportation and category of service.

A.19.2.2	Approval and Scheduling Timeframes Report. The CONTRACTOR shall submit a quarterly report that provides information on timeframes for approving/denying and scheduling transportation.

A.19.2.3	Pick-up and Delivery Standards Report. The CONTRACTOR shall submit a monthly report that documents the number and percentage of pick-ups that were missed by a NEMT provider, pick-ups or drop-offs that were late, and drop-offs where the member missed an appointment and provides the average amount of time that the pick-ups or drop-offs were late. This information shall be provided by mode of transportation and by county.

A.19.2.4	Utilization Report. The CONTRACTOR shall submit a monthly utilization that provides both summary and detail information on NEMT services provided to members. The report shall include, at minimum, by mode of transportation and category of service: the number of trips, number of unduplicated members, and number of miles.

Amendment Number 3 (cont.)
A.19.3	NEMT Call Center Reports
A.19.3.1	The CONTRACTOR shall submit a monthly report that provides summary and detail statistics on the NEMT Call Center telephone lines/queues and includes identification of potential issues, trends, and any corrective action taken.

A.19.3.2	The CONTRACTOR shall submit a monthly report that summarizes the results of the CONTRACTOR’s call monitoring and any corrective action taken.
A.19.4	NEMT Provider Enrollment File

The CONTRACTOR’s monthly provider enrollment file shall include NEMT providers. In addition, the CONTRACTOR shall provide the following information to TENNCARE:
A.19.4.1	Driver Roster. The CONTRACTOR shall provide a driver roster for each NEMT provider that includes, at minimum: the driver’s name, license number, and social security number.

A.19.4.2	Vehicle Listing. The CONTRACTOR shall provide a vehicle listing for each NEMT provider that includes, at minimum: the type of vehicle and the vehicle’s manufacturer, model, model year, and vehicle identification number.
A.19.5	NEMT Claims Management Reports
A.19.5.1	The CONTRACTOR shall submit a quarterly NEMT prompt payment report. The report shall include the number and percentage of clean NEMT claims that are processed within thirty (30) calendar days of receipt, the number and percentage of NEMT claims that are processed within sixty (60) calendar days of receipt, the number and percentage of NEMT claims and the dollar value and percentage of dollars associated with claims that are processed within the timeframes specified by TENNCARE (e.g., fifteen (15) days, thirty (30) days, etc.), and the average time (number of days) that it takes to process NEMT claims.

A.19.5.2	The CONTRACTOR shall submit a quarterly NEMT claims payment accuracy report. The report shall be based on an audit conducted by the CONTRACTOR in accordance with Section 2.22.6 of the Agreement using a random sample of all “processed or paid” NEMT claims. The report shall include the number and percentage of NEMT claims that are paid accurately for each month in the quarter.
A.19.6	NEMT Quality Assurance and Monitoring Reports
A.19.6.1	Member NEMT Complaint Report. The CONTRACTOR shall submit a quarterly member complaints report (see Section 1 of the Agreement for the definition of complaint, which includes both written and verbal statements) that summarizes the number of complaints regarding NEMT by type, analyzes the information, particularly noting patterns or trends, and describes any corrective action taken to ensure quality of services.

A.19.6.2	NEMT Provider Complaint Report. The CONTRACTOR shall submit a quarterly NEMT provider complaints report that summarizes the number of verbal and written complaints by type, analyzes the information, including patterns or trends, and describes any corrective action.

Amendment Number 3 (cont.)
A.19.6.3	NEMT Quality Assurance Plan. As part of its annual QM/QI reporting required by the Agreement, the CONTRACTOR shall submit an annual NEMT quality assurance plan (see Section A.17.1 of this Attachment).

A.19.6.4	NEMT Validation Checks.

A.19.6.4.1	The CONTRACTOR shall submit a quarterly report summarizing the pre-transportation validation checks (see Section A.4.6 of this Attachment) conducted by the CONTRACTOR, the findings, and any corrective actions.

A.19.6.4.2	The CONTRACTOR shall submit a quarterly report summarizing the post-transportation validation checks (see Section A.14.3 of this Attachment) conducted by the CONTRACTOR, the findings, and any corrective actions.

A.19.6.5	Post-Payment Review Report. The CONTRACTOR shall submit an annual report summarizing the methods and findings for the post-payment review (see Section A.17.1.2.2 of this Attachment) and identifying opportunities for improvement.

A.19.6.6	Accidents and Incidents.

A.19.6.6.1	Immediately upon becoming aware of any accident resulting in driver or passenger injury or fatality that occurs while providing services under the Agreement, the CONTRACTOR shall notify TENNCARE. The CONTRACTOR shall submit a written accident report within five (5) business days of the accident and shall cooperate in any related investigation. A police report shall be included in the accident report or provided as soon as possible.

A.19.6.6.2	The CONTRACTOR shall submit a quarterly report of all accidents, moving traffic violations, and incidents.

A.19.6.7	Monitoring Plan.

A.19.6.7.1	The CONTRACTOR shall submit an annual NEMT provider monitoring plan (see Section A.17.3 of this Attachment).

A.19.6.7.2	The CONTRACTOR shall submit an annual report summarizing its monitoring activities, the findings, corrective actions, and improvements for NEMT services provided under the Agreement.

A.19.6.8	Satisfaction Survey Report. The CONTRACTOR shall submit a report (three months after the initial survey period and then annually) summarizing the member survey methods and findings and identifying opportunities for improvement.
A.20	Performance Standards

The CONTRACTOR agrees that TENNCARE may assess liquidated damages against the CONTRACTOR for failure to meet the performance standards as specified in Exhibit F of this Attachment.

Amendment Number 3 (cont.)
31.	The renamed Attachment XII shall be amended by labeling the existing chart as Exhibit A , changing the ending date to March 31, 2008 and adding two new charts labeled Exhibit B and Exhibit C as follows:
EXHIBIT B
CAPITATION RATES
EFFECTIVE April 1, 2008 through June 30, 2008

Aid Category	Age Group	Per Member Per Month
Medicaid (TANF & Related)	Age Under 1	$436.42
And	Age 1 — 13	$81.41
Standard Spend Down	Age 14 — 20 Female	$183.42
	Age 14 — 20 Male	$93.26
	Age 21 — 44 Female	$311.25
	Age 21 — 44 Male	$184.89
	Age 45 — 64	$355.56
	Age 65 +	$378.03

Uninsured/Uninsurable	Age Under 1	$436.42
	Age 1 — 13	$61.78
	Age 14 — 19 Female	$101.62
	Age 14 — 19 Male	$76.89

Disabled	Age < 21	$608.81
	Age 21 +	$704.31

Duals/Waiver Duals	All Ages	$226.31

State Only & Judicials	All Ages	$516.06

Priority Add-On	Age < 21	$294.75
	Age 21 +	$294.75

Amendment Number 3 (cont.)
EXHIBIT C
CAPITATION RATES
EFFECTIVE July 1, 2008 through June 30, 2009

Aid Category	Age Group	Per Member Per Month
Medicaid (TANF & Related)	Age Under 1	$564.71
And	Age 1 — 13	$87.01
Standard Spend Down	Age 14 — 20 Female	$186.21
	Age 14 — 20 Male	$96.93
	Age 21 — 44 Female	$317.51
	Age 21 — 44 Male	$174.03
	Age 45 — 64	$343.00
	Age 65 +	$354.29

Uninsured/Uninsurable	Age Under 1	$564.71
	Age 1 — 13	$65.49
	Age 14 — 19 Female	$97.91
	Age 14 — 19 Male	$74.66

Disabled	Age < 21	$732.18
	Age 21 +	$735.43

Duals/Waiver Duals	All Ages	$214.22

State Only & Judicials	All Ages	$557.42

Priority Add-On	Age < 21	$354.55
	Age 21 +	$354.55

Amendment Number 3 (cont.)
All of the provisions of the original Agreement not specifically deleted or modified herein shall remain in full force and effect. Unless a provision contained in this Amendment specifically indicates a different effective date, for purposes of the provisions contained herein, this Amendment shall become effective April 1, 2008.
IN WITNESS WHEREOF, the parties have by their duly authorized representatives set their signatures.

STATE OF TENNESSEE DEPARTMENT OF FINANCE AND ADMINISTRATION	AMERIGROUP, TENNESSEE, INC.

BY:	BY:

M. D. Goetz, Jr. Commissioner	C. Brian Shipp Chief Executive Officer

DATE:	DATE:

APPROVED BY:	APPROVED BY:

STATE OF TENNESSEE DEPARTMENT OF FINANCE AND ADMINISTRATION	STATE OF TENNESSEE COMPTROLLER OF THE TREASURY

BY:	BY:

M. D. Goetz, Jr. Commissioner	John G. Morgan Comptroller

DATE:	DATE:

Amendment Number 3 (cont.)
Exhibit A
DEFINITIONS, ACRONYMS, AND ABBREVIATIONS
The terms used in this Attachment shall be given the meaning used in TennCare rules and regulations. However, the following terms, when used in this Attachment, shall be construed and/or interpreted as follows, unless the context expressly requires a different construction and/or interpretation.
Definitions
1.	Commercial Carrier Transport: Transportation provided by a common carrier, including but not limited to buses (e.g., Greyhound), trains (e.g., Amtrak), airplanes, and ferries.
2.	Curb-to-Curb Service: Transportation provided to passengers who need little if any assistance between the vehicle and the door of the pick-up point or destination. The driver shall provide assistance according to the enrollee’s needs, including assistance as necessary to enter and exit the vehicle, but assistance shall not include the lifting of any enrollee. The driver shall remain at or near the vehicle and not enter any buildings.
3.	Door-to-Door Service: Transportation provided to enrollees with disabilities who need assistance to safely move between the door of the vehicle and the door of the passenger’s pick-up point or destination. The driver shall exit the vehicle and assist the enrollee from the door of the pick-up point, e.g., residence, accompany the passenger to the door of the vehicle, and assist the passenger in entering the vehicle. The driver shall assist the enrollee throughout the transport and to the door of the destination.
4.	Federal Motor Carrier Safety Administration (FMCSA): A separate administration within the United States Department of Transportation established pursuant to the Motor Carrier Safety Improvement Act of 1999. Its primary mission is to reduce crashes, injuries, and fatalities involving large trucks and buses.
5.	Fixed Route: Transportation by means of a public transit vehicle that follows an advertised route on an advertised schedule, does not deviate from the route or the schedule, and picks up passengers at designated stops. Fixed route transportation includes, but is not limited to, non-commercial buses, commuter trains, and trolleys.
6.	Hand-to-Hand Service: Transportation of an enrollee with disabilities from an individual at the pick-up point to a provider staff member, family member or other responsible party at the destination.
7.	Hospital Discharge: Notification by a hospital that an enrollee is ready for discharge. A hospital discharge shall be considered an urgent trip.

Amendment Number 3 (cont.)
8.	HRAs: Human Resource Agencies. These agencies are the delivery system for human services, including transportation to rural residents, throughout the State of Tennessee. The nine HRAs are: Delta HRA, East Tennessee HRA, First Tennessee HRA, Mid-Cumberland HRA, Northwest HRA, South Central Development District, South West HRA, Upper Cumberland HRA, and South East HRA.
9.	No-Show: A trip is considered a no-show when the driver arrived on time, made his/her presence known, and the member is not present five (5) minutes after the scheduled pick-up time.
10.	Private Automobile: An enrollee’s personal vehicle or the personal vehicle of a family member or friend, to which the enrollee has access. Private automobile is not a covered NEMT service.
11.	Single Trip: Transport to and/or from a single TennCare covered service. A trip generally has at least two (2) trip legs but there can be one (1) or more than two (2) (multiple) trip legs.
12.	Standing Order: Transport to and/or from multiple recurring medical appointments for TennCare covered services for the same enrollee with the same provider for the same treatment or condition (can be one (1) or multiple trip legs).
13.	TennCare Covered Services: The health care services available to TennCare enrollees, as defined in TennCare rules and regulations. This includes, but is not limited to, physical health, behavioral health, pharmacy, and dental services provided through managed care companies (MCCs), as well as institutional services and alternatives to institutional services (home and community based waiver services) provided by entities that are not MCCs. TennCare covered services includes TENNderCare services.
14.	Tennessee Division of Mental Retardation Services (DMRS): The state agency responsible for providing services and supports to Tennesseans with mental retardation. DMRS is a division of the Tennessee Department of Finance and Administration.
15.	Trip Leg: One-way transport from a pick-up point to a destination. A trip generally has at least two (2) trip legs.
16.	Urgent Trip: Covered NEMT services required for an unscheduled episodic situation in which there is no immediate threat to life or limb but the enrollee must be seen on the day of the request (can be one (1) or multiple trip legs). A hospital discharge shall be an urgent trip.

Amendment Number 3 (cont.)
Exhibit B
TRIP MANIFESTS
The trip manifests supplied to NEMT providers shall include all necessary information for the driver to perform the trip for each enrollee, including but not limited to:
1.	Number assigned by the CONTRACTOR for approved trip;

2.	NEMT provider name;

3.	The mode of transportation;

4.	MCO/BHO name;

5.	Enrollee’s name;

6.	Enrollee’s age;

7.	Enrollee’s sex;

8.	Trip date;

9.	Number of legs for the trip (e.g., one-way, round trip, or multiple legs);

10.	Origin of trip/place of pick-up (e.g., residence)

11.	Time of pick-up for the time zone applicable to the pick-up location;

12.	Address of the pick-up, including street address, city, county, state, and zip code;

13.	Enrollee’s phone number(s);

14.	Number of riders;

15.	Time of appointment for the time zone applicable to the appointment location;

16.	Provider name;

17.	Address of the provider, including street address, city, county, state, and zip code;

18.	Provider’s phone number(s);

19.	Return trip times for the applicable time zone(s) and addresses, if applicable;

20.	Any additional stops (e.g., pharmacy);

21.	Any special needs of the enrollee;

22.	Any special instructions to the driver, e.g., door-to-door or hand-to-hand service;

23.	Whether enrollee has third party coverage, including Medicare; and

24.	Notes.
The CONTRACTOR may express time in regular time (AM or PM) or in military time (using the 24-hour clock); however, the selected method for expressing time (regular or military) shall be used consistently by the CONTRACTOR and by all of the CONTRACTOR’s subcontractors, NEMT providers and drivers.

Amendment Number 3 (cont.)
Exhibit C
VEHICLE REQUIREMENTS
All vehicles, except for fixed route vehicles and ambulances, shall meet the following requirements:
1.	The number of persons in the vehicle, including the driver, shall not exceed the vehicle manufacturer’s approved seating capacity.

2.	All vehicles shall have adequately functioning heating and air-conditioning systems.

3.	All vehicles shall have functioning, clean and accessible seat belts for each passenger seat position. All vehicles shall have an easily visible interior sign that states: “ALL PASSENGERS SHALL USE SEAT BELTS”. Seat belts shall be stored off the floor when not in use.

4.	Each vehicle shall use child safety seats in accordance with state law.

5.	All vehicles shall have at least two (2) seat belt extensions.

6.	For use in emergency situations, each vehicle shall be equipped with at least one (1) seat belt cutter that is kept within easy reach of the driver.

7.	All vehicles shall have functioning interior light(s) within the passenger compartment.

8.	All vehicles shall have an accurate, operating speedometer and odometer.

9.	All vehicles shall have two (2) exterior rear view mirrors, one (1) on each side of the vehicle.

10.	All vehicles shall be equipped with an interior mirror for monitoring the passenger compartment.

11.	The exterior of all vehicles shall be clean and free of broken mirrors or windows, excessive grime, major dents, or paint damage that detract from the overall appearance of the vehicles.

12.	The interior of all vehicles shall be clean and free of torn upholstery, floor or ceiling covering; damaged or broken seats; protruding sharp edges; dirt, oil, grease or litter; or hazardous debris or unsecured items.

13.	All vehicles shall be smooth riding, so as not to create passenger discomfort.

14.	All vehicles shall have the NEMT provider’s business name and telephone number decaled on at least both sides of the exterior of the vehicle. The business name and phone number shall appear in lettering that is a minimum of three inches in height and of a color that contrasts with its surrounding background.

15.	To comply with confidentiality requirements, no words may be displayed on the vehicle that implies that TennCare enrollees are being transported. The name of the NEMT provider’s business may not imply that TennCare enrollees are being transported.

16.	The vehicle license number and the CONTRACTOR’s toll-free phone number shall be prominently displayed on the interior of each vehicle. This information and the complaint procedures shall be clearly visible and available in written format (at a minimum, in English and Spanish) in each vehicle for distribution to enrollees upon request.

17.	The vehicle shall have a current inspection sticker issued by the CONTRACTOR on the outside of the passenger side rear window in the lower right corner.

18.	Smoking shall be prohibited in all vehicles at all times. All vehicles shall have an easily visible interior sign that states: “NO SMOKING”.

Amendment Number 3 (cont.)
19.	All vehicles shall carry a vehicle information packet containing vehicle registration, insurance card, and accident procedures and forms.

20.	All vehicles shall be equipped with a first aid kit stocked with antiseptic cleansing wipes, triple antibiotic ointment, assorted sizes of adhesive and gauze bandages, tape, scissors, latex or other impermeable gloves, and sterile eyewash.

21.	Each vehicle shall contain a current map of the applicable geographic area with sufficient detail to locate enrollee and provider addresses.

22.	Each vehicle shall be equipped with a regulation size Class B chemical type fire extinguisher. The fire extinguisher shall have a visible, current (up-to-date) inspection tag or sticker showing an inspection of the fire extinguisher by the appropriate authority within the past twelve (12) months. The extinguisher shall be mounted in a bracket located in the driver’s compartment and be readily accessible to the driver and passenger(s).

23.	Each vehicle shall be equipped with a “spill kit” that includes liquid spill absorbent, latex or other impermeable gloves, hazardous waste disposal bags, scrub brush, disinfectant and deodorizer.

24.	Each vehicle shall be equipped with emergency triangles.

25.	Each vehicle that is required to stop at all railroad crossings shall have a railroad crossing decal that says that the vehicle stops at all railroad crossings.

26.	Each vehicle shall have a real-time link, telephone or two-way radio. Pagers are not acceptable as a substitute.

Amendment Number 3 (cont.)
Exhibit D
DRIVER REQUIREMENTS
The requirements listed below shall apply to all drivers of vehicles other than fixed route vehicles and ambulances.
1.	All drivers shall be courteous, patient, and helpful to all passengers.

2.	All drivers shall be neat and clean in appearance.

3.	No driver shall use alcohol, narcotics, illegal drugs or prescription medications that impair the ability to perform while on duty. No driver shall abuse alcohol or prescription medications or use illegal drugs at any time.

4.	All drivers shall wear and have visible an identification badge that is easily readable and identifies the driver and the NEMT provider.

5.	No driver shall smoke or eat while in the vehicle, while assisting an enrollee, or in the presence of any enrollee.

6.	Drivers shall not wear any type of headphones at any time while on duty, with the exception of hands-free headsets for mobile telephones. Mobile telephones may only be used for communication with the NEMT provider, the dispatcher, or the CONTRACTOR.

7.	Drivers shall exit the vehicle to open and close vehicle doors when passengers enter or exit the vehicle.

8.	The driver shall provide an appropriate level of assistance to an enrollee when requested or when necessitated by the enrollee’s mobility status or personal condition. This includes curb-to-curb, door-to-door, and hand-to-hand service, as required.

9.	The driver shall assist enrollees in the process of being seated including the fastening of seat belts, securing children in properly-installed child safety seats, and properly securing passengers in wheelchairs.

10.	The driver shall confirm, prior to departure, that all seat belts are fastened properly, and that all passengers, including passengers in wheelchairs, are safely and properly secured.

11.	Upon arrival at the destination, the driver shall park the vehicle so that the enrollee does not have to cross streets to reach the entrance of the destination.

12.	Drivers shall visually confirm that the enrollee is inside the destination.

13.	The driver shall not leave an enrollee unattended at any time.

14.	If an enrollee or other passenger’s behavior or any other condition impedes the safe operation of the vehicle, the driver shall park the vehicle in a safe location out of traffic, notify the NEMT provider/dispatcher, and request assistance.

Amendment Number 3 (cont.)
Exhibit E
DRIVER LOGS
The CONTRACTOR shall require that the NEMT providers’ drivers maintain daily transportation logs containing, at a minimum, the information listed below. Fixed route transportation is excluded from this requirement.
1.	Date of service;

2.	Driver’s name;

3.	Driver’s signature;

4.	Name of escort or accompanying adult (for enrollees under age eighteen (18) and relationship to enrollee (if applicable);

5.	Vehicle Identification Number (VIN);

6.	Enrollee’s name;

7.	The NEMT provider’s name;

8.	Number assigned by the CONTRACTOR for the approved trip;

9.	Mode of transportation approved;

10.	Actual start time (from the base station) for the time zone applicable to the starting location;

11.	Scheduled pick-up time for the time zone applicable to the pick-up location;

12.	Actual pick-up location and time for the time zone applicable to the pick-up location;

13.	Actual departure time from pick-up location for the time zone applicable to the pick-up location;

14.	Actual destination and time for the time zone applicable to the destination;

15.	Actual number of wheelchairs, escorts, and accompanying adults (for enrollees under age eighteen (18));

16.	Odometer readings at each point of pick-up and of drop-off; and

17.	Notes, if applicable. At a minimum, the log shall show notes in the case of cancellations, incomplete requests, “no-shows”, accident and incident.
For ambulance, the log shall also contain, at a minimum:
1.	Patient assessment by ambulance personnel and a chronological narrative of care/service rendered by ambulance personnel;

2.	Itemized list of specialized services and/or supplies; and

3.	Type of vehicle used for transport (class or service category).
The CONTRACTOR may express time in regular time (AM or PM) or in military time (using the 24-hour clock); however, the selected method for expressing time (regular or military) shall be used consistently by the CONTRACTOR and by all of the CONTRACTOR’s subcontractors, NEMT providers and drivers.

Amendment Number 3 (cont.)
Exhibit F
PERFORMANCE STANDARDS AND LIQUIDATED DAMAGES

No.	PERFORMANCE STANDARD	LIQUIDATED DAMAGE
1	Ensure that members receive the appropriate level of service (see Section A.4.4 of this Attachment)	$500 per deficiency

2	Comply with the approval and scheduling timeframes (see Section A.5.1.3 of this Attachment)	$1,000 per deficiency

3	Comply with requirements regarding urgent trips (see Section A.5.7 of this Attachment)	$500 per deficiency

4	Comply with pick-up and delivery standards (see Section A.6 of this Attachment)	$100 per deficiency

5	Comply with vehicle standards (see Section A.7 of this Attachment)	$1,500 per calendar day per vehicle that is not in compliance with ADA requirements
$1,000 per vehicle that is allowed into service without an inspection in accordance with the requirements of the Agreement

$2,500 per calendar day per vehicle that is not in compliance with a vehicle standard that would endanger health or safety for vehicle occupants

$500 per calendar day per vehicle that is not in compliance with a vehicle standard that creates passenger discomfort or inconvenience

$100 per calendar day per vehicle that is not in compliance with an administrative vehicle standard

6	Comply with driver training requirements and driver standards (see Section A.8 of this Attachment)	$2,500 per calendar day per driver for each calendar day that a driver is not in compliance with the driver standards

7	No more than 1% of calls to the NEMT Call Center are blocked (see Section A.9 of this Attachment)	For the first deficiency: $5,000 for each full percentage point above 1% per month per line/queue
For the second deficiency: $10,000 for each full percentage point above 1% per month per line/queue
For the third and subsequent deficiencies: $15,000 for each full percentage point above 1% per month per line/queue

Amendment Number 3 (cont.)

No.	PERFORMANCE STANDARD	LIQUIDATED DAMAGE
8	90% of all calls to the NEMT Call Center are answered by a live voice within thirty (30) seconds (see Section A.9 of this Attachment)	For the first deficiency: $5,000 for each full percentage point below 90% per month per line/queue
For the second deficiency: $10,000 for each full percentage point below 90% per month per line/queue
For the third and subsequent deficiencies: $15,000 for each full percentage point below 90% per month per line/queue

9	Less than 5% of calls to the NEMT Call Center are abandoned (see Section A.9 of this Attachment)	For the first deficiency: $5,000 for each full percentage point above 5% per month per line/queue For the second deficiency: $10,000 for each full percentage point above 5% per month per line/queue For the third and subsequent deficiencies: $15,000 for each full percentage point above 5% per month per line/queue

10	Average hold time for calls to the NEMT Call Center is no more than 3 minutes (see Section A.9 of this Attachment)	For the first deficiency: $5,000 for each 10 seconds over 3 minutes per month per line/queue
For the second deficiency: $10,000 for each 10 seconds over 3 minutes per month per line/queue
For the third and subsequent deficiencies: $15,000 for each 10 seconds over 3 minutes per month per line/queue

11	Process 90% of clean NEMT claims within thirty (30) calendar days of the receipt of the claim and process 99.5% of claims within sixty (60) calendar of receipt (see Section A.15.3 and Section A.15.4 of this Attachment)	$10,000 for each month determined not to be in compliance

12	97% of NEMT claims are paid accurately upon initial submission (see Section A.15.5 of this Attachment)	$5,000 for each full percentage point accuracy is below 97% for each quarter